                                                                   EXHIBIT 10.32

                           DATED 27th FEBRUARY 1997



                   (1) THE BRITISH BROADCASTING CORPORATION

                                      and

                   (2) CASTLE TRANSMISSION SERVICES LIMITED



                            TRANSMISSION AGREEMENT

                                 HOME SERVICE



                              LINKLATERS & PAINES
                               Barrington House
                             59-67 Gresham Street
                                London EC2V 7JA

                              Tel: 0171-606 7080

                            Ref: RMDB/MSH                             C00018678

     Contents
---------------------------------------------------------------------------------------
Clause Heading                                                                     Page
   1  Definitions................................................................   1
   2  Duration and Contract Management...........................................  19
   3  Services...................................................................  19
 3.1  Transmission of BBC's Programmes...........................................  19
 3.2  Other Services.............................................................  24
 3.3  Third Party Services.......................................................  30
 3.4  Control of the Services....................................................  30
 3.5  Monitoring at the Interface................................................  31
 3.6  Compliance with Site Sharing Agreements....................................  34
   4  BBC's Obligations..........................................................  34
 4.1  Operational Obligations....................................................  34
 4.2  Obtaining Consents/Licensing...............................................  36
 4.3  Use of the Services........................................................  37
 4.4  Payment....................................................................  38
 4.5  Access.....................................................................  40
 4.6  Maintenance of MBN Core Network and Other BBC Telecommunications Networks..  42
 4.7  Radio Frequency Planning Services..........................................  42
 4.8  Ownership of the Equipment.................................................  42
 4.9  Access to Records and Software.............................................  42
4.10  BBC Affiliates.............................................................  44
   5  Provision for Changes/Modifications........................................  44

     Contents
---------------------------------------------------------------------------------------
Clause Heading                                                                     Page
 5.1  Changes by TxCo............................................................  44
 5.2  Changes requested by the BBC...............................................  48
 5.3  Modifications to this Agreement including Charges and Payment..............  49
   6  Engineering Performance Standards..........................................  50
 6.1  Maintenance of the Engineering Performance Standards.......................  50
 6.2  Compliance with the Engineering Performance Standards......................  50
   7  Performance Monitoring.....................................................  52
 7.1  Performance Database.......................................................  52
 7.2  Fault Reporting............................................................  52
 7.3  Performance Reporting......................................................  53
   8  Customer Complaints........................................................  54
   9  Licensing..................................................................  54
  10  Continuity of Provision of Services........................................  55
10.1  Routine Maintenance, Fault Repairs and Permitted Interruptions.............  55
10.2  Emergency Fault Repair.....................................................  57
10.3  Service Priorities.........................................................  58
  11  Review of Performance Requirements.........................................  59
  12  Charges, Payment and Billing...............................................  60
12.1  Charges and Payment for the Services.......................................  60
12.2  Invoices...................................................................  61
12.3  Interest on Late Payment...................................................  61

     Contents
---------------------------------------------------------------------------------------
Clause Heading                                                                     Page
12.4  Failure to Meet Service Obligations - Service Credits......................  62
12.5  Calculation of Service Credits.............................................  63
  13  Termination................................................................  64
13.1  The Services...............................................................  64
13.2  Force Majeure..............................................................  66
13.3  Emergency Services.........................................................  67
13.4  Termination for Breach.....................................................  68
13.5  Termination on Change in Control...........................................  68
13.6  Consequences of Termination................................................  74
13.7  Details of Relevant Employees..............................................  75
13.8  Transfer Regulations.......................................................  76
  14  Third Party Services.......................................................  80
  15  Warranties and Undertakings................................................  81
  16  Liability and Insurance....................................................  82
  17  Assignment and Sub-Contracting.............................................  88
  18  Force Majeure..............................................................  88
  19  Amendments to this Agreement...............................................  89
  20  Information and Confidentiality............................................  89
  21  Intellectual Property Rights...............................................  91
  22  Employees..................................................................  94
22.1  Terms of employment of existing Employees..................................  94

     Contents
---------------------------------------------------------------------------------------
Clause Heading                                                                     Page
22.2  Changes in numbers and total cost of Employees.............................  95
  23  Notices....................................................................  95
  24  Non-Solicitation...........................................................  97
  25  Restrictive Trade Practices................................................  97
  26  Whole Agreement............................................................  98
  27  Value Added Tax............................................................  98
  28  Parent Company Guarantee...................................................  99
  29  Jurisdiction...............................................................  99

THIS AGREEMENT is made the 27th day of February 1997 BETWEEN

(1) THE BRITISH BROADCASTING CORPORATION, a corporation incorporated under Royal Charter, whose principal office is at Broadcasting House, Portland Place, London W1A 1AA ("the BBC"); and

(2) CASTLE TRANSMISSION SERVICES LIMITED (registered number 3196207) whose main place of business is Warwick Technology Park, Heathcote Lane, Warwick CV34 5DS ("TxCo")

WHEREAS

(A) The BBC has vested in TxCo, whose registered office is at Barrington House, 59-67 Gresham Street, London EC2V 7JA, substantially all of the assets of the BBC's Transmission division other than the part of the business known as World Service Transmission Operations.

(B) TxCo owns pursuant to the Transfer Scheme and operates transmitting stations for wireless telegraphy and apparatus for the purposes of broadcasting, inter alia, throughout the United Kingdom, the Isle of Man and the Channel Islands.

(C) The BBC is incorporated under the Charter and required under the Charter and Agreement to provide radio and television broadcasts.

(D) TxCo will hold the necessary licences under the WTA and the Telecoms Act to perform the Services contemplated by this Agreement.

(E) The Services to be performed under this Agreement are substantially the same as the BBC's Transmission division has been performing pursuant to an existing intra-group trading arrangement up to the date on which the Transfer Scheme comes into force.

(F) The parties do not consider that the arrangement set out in this Agreement is a new procurement but rather the formalization of an existing arrangement the duration of which is proportionate to the BBC's need for the continuity of existing arrangements to facilitate the vesting of TxCo.

IT IS HEREBY AGREED AS FOLLOWS:

1.   DEFINITIONS

     In this Agreement:

     "ACCEPTED" in relation to the DAB Services and the DAB Construction Services shall mean acceptance by the BBC of a Station in accordance with the agreed acceptance specification and the DAB Project Plan set out in
     Schedule 1.1

     "ACCOUNTABLE FAULT" means a fault of the kind defined in Schedule 5 Part 4.

     "AFFILIATE" means any undertaking in respect of which a participating interest is held by TxCo, the BBC or another subsidiary undertaking of the BBC, or its parent undertaking or any subsidiary undertaking of its parent undertaking (as such terms are defined in sections 258 to 260 and Schedule 9 of the Companies Act 1985, as amended by the Companies Act 1989).

     "AGREEMENT" means the Agreement between the Secretary of State and the BBC dated 25 January 1996.

     "AMS" means the Automatic Messaging Service.

     "ANCILLARY ACCOMMODATION" means Deferred Facilities comprising buildings, which are both ancillary accommodation and DF Assets, and the equipment in such buildings, which are BBC DF.

     "ANCILLARY SERVICES" means all vertical blanking interval ("VBI") services, such as the existing teletext service, Audetel, subtitling and Signal-3, VBI talk back, radio data services and DAB programme-associated data and any other similar services provided by the BBC from time to time.

     "AUTOMATIC FAULT REPORTING EQUIPMENT" means equipment located at Stations which monitors the status of other equipment, including, but not limited to, whether transmitters are operating at reduced power, and sends data back to the TOC allowing it to monitor remotely the status of the transmitter.

     "AVERAGE EARNINGS INDEX" means the average earnings index for the whole United Kingdom economy as published from time to time by the Office of National Statistics or, if such index shall cease to be published or if there is a material change in the basis of the index, such other average earnings index as is an equivalent replacement, or if there is not a replacement, as the BBC may, after consultation with TxCo, reasonably determine to be appropriate in the circumstances.

     "1996 ACT" means the Broadcasting Act 1996.

     "BBC ASSIGNEE" means any wholly owned subsidiary of the BBC to whom the BBC has assigned this Agreement pursuant to Clause 17.2.

     "BBC DF" means any equipment or structures or circuits owned or rented by the BBC and used for the purposes of providing DF Services.

     "BBC EQUIPMENT" means any equipment at the TxCo Sites (not being TxCo Equipment) owned by or leased to the BBC including, but not limited to, radio car base equipment, OB equipment and the test DTT multiplexers, or equipment run by a third party used by the BBC or any provider of services to the BBC, including any BBC Nominated Contractor in relation to the Services which Equipment is included in a Site Sharing Agreement with the BBC or excluded from transfer to TxCo in the Transfer Scheme.

     "BBC NOMINATED CONTRACTOR" means a contractor engaged by the BBC who is from time to time permitted access by TxCo to the Stations to install, maintain, repair and replace BBC Equipment including BBC DF.

     "BBC'S PROGRAMMES" means any national radio and television services, regional broadcasting services, local radio services, Teletext and other ancillary services (including any Emergency Announcements) provided by the BBC consisting of programmes and ancillary material intended for transmission by wireless telegraphy and made by or on behalf of the BBC in accordance with the terms of the Charter and Agreement.

     "BBC REPRESENTATIVE" means a person or persons nominated in writing to TxCo by the BBC from time to time to be its contractual point of contact, in accordance with the notice provisions of this Agreement.

     "BBC SHARED EQUIPMENT" means any equipment, other than TxCo Equipment, at a BBC Site which is also used by TxCo or other BBC Equipment to which TxCo has access pursuant to a Site Sharing Agreement.

     "BBC SITE" means any property owned, or occupied under lease or license, by the BBC, other than properties leased or licensed to the BBC by TxCo pursuant to a Site Sharing Agreement.

     "BILLING INFORMATION" means the information to accompany TxCo's invoiced Charges to the BBC for the Services including the information set out, and in the form described, in Schedule 2.

     "BROADCAST DUTY MANAGER" means the radio presentation manager, the current radio Operational Point of Contact.

     "BROADCASTING ACT" means the Broadcasting Act 1990.

     "BT" means British Telecommunications pic.

     "CHARGES" means the charges payable from time to time by the BBC to TxCo for the Services and under any Site Sharing Agreements calculated in accordance with Schedules 2 and 7.

     "CHARTER" means the Charter granted to the BBC by Her Majesty the Queen in Council on 13 March 1996.

     "CHARTER AND AGREEMENT" means the Charter granted tot he BBC by Her Majesty the Queen in Council on 13 March 1996 and the Agreement between the Secretary of State and the BBC dated 25 January 1996 both of which came into force on 1 May 1996, as such Charter and Agreement may from time to time be amended or replaced.

     "COMMENCEMENT DATE" means the date on which the Transfer Scheme comes into effect.

     "DAB CONSTRUCTION SERVICES" means the provisions of services as set out in
     Schedule 1, which services relate to the installation by TxCo of digital audio broadcasting facilities to 27 transmitter sites.

     "DAB MULTIPLEX" means the system by which the DAB Services are conveyed from their point of origin to the listeners' receiving apparatus.

     "DAB SERVICES" means the transmission by wireless telegraphy of a multiplexed signal which contains a range of BBC audio and data services.

     "DEFERRED FACILITIES" means the assets owned by TxCo and the BBC and used in providing the DF Services as set out in Schedule 9, as that Schedule may be amended from time to time.

     "DF ASSETS" means those assets owned by TxCo and listed in Schedule 9 from time to time and used in providing the DF Services.

     "DF SERVICES" means the services described in Schedule 9 to be performed by TxCo.

     "DF STATIONS" means the Sites at which the Deferred Facilities described in
     Schedule 9 are located.

     "DF TRANSMITTED SERVICES" means the services transmitted using the Deferred Facilities, which Services form part of the DF Services.

     "DUTY ENGINEER" means the person of that title from time to time on duty at the TOC.

     "EFFECTIVE RADIATED POWER" in a given direction, means the measure which is the product of the power supplied to an antenna and its gain in that direction relative to a half-wave dipole.

     "EMERGENCY ANNOUNCEMENTS" means the provision by the BBC as required by Clause 8.1 of the Agreement of announcements or other matter from all or any of the Stations.

     "EMERGENCY POWERS" means a power exercisable by a Minister of the Crown pursuant to any legislation enacted or made to deal with a public emergency including the Emergency Powers Act 1920 and any regulations made under it.

     "EMERGENCY SERVICES" means the services described in Clause 3.2.4, including the Transmission Network being taken over pursuant to any direction by the Secretary of State or any other Minister of the Crown and used for Her Majesty's Service. The Emergency Services include the DF Transmitted Services.

     "EMPLOYEES" means the employees of TxCo (or any sub-contractor of TxCo) from time to time principally employed for the purposes of performing TxCo's obligations under this Agreement or the employees of any TxCo Assignee from time to time principally employed for the purposes of performing TxCo's obligations under this Agreement.

     "ENERGIS" means Energis Communications Limited.

     "ENGINEERING PERFORMANCE STANDARDS" means the technical performance parameters to be applied by TxCo in its performance of the Services as set out in Schedule 4.

     "FORCE MAJEURE EVENT" means any events or circumstances beyond the reasonable control of the defaulting party which shall include but not be limited to Act of God, war, civil disturbance, statutory prohibition, Government intervention, order or act of Government or local/public authority, acts of terrorism, fire, lightning, flood, adverse propagation conditions, and any other adverse weather conditions, explosion, accident, theft or vandalism, national strike action or industrial action taken by a union or interruption caused by a third party station owner or the BBC provided that neither party can rely on strikes, industrial action, theft or acts of vandalism where it could reasonably have been expected to have prevented them or the industrial action or strike is by its own employees only.

     "GENERAL SERVICES AGREEMENT " means the agreement of even date between the parties to this Agreement;

     "HMG" means any Minister of the Crown and/or government department, including the Cabinet Office, or the nominated representative of any of them.

     "HOME OFFICE" means such government department as carries out the governmental functions relevant to the DF Services referred to in this Agreement from time to time, as the context permits, and which is currently headed by the Secretary of State for the Home Office.

     "INDEX" or "RPI" means the general retail price index (all items) as published in the monthly Digest of Statistics by the UK Office of National Statistics, as amended from time to time, or any equivalent replacement.

     "INSERTION TEST SIGNAL" means a test signal, as defined in the BBC R&D Technical Memorandum S1199(91), inserted into the vertical blanking interval of a television signal.

     "INTERFACE" means the network termination points between the BBC's distribution and contribution systems and the Transmission Network for each of Network Television, Network Radio and Regional Broadcasting as set out in Schedule 3.

     "LF RADIO DATA" means radio data on low frequency transmissions.

     "LOCAL RADIO" means regional radio services other than national radio services.

     "LOSSES" means all losses, liabilities, costs (including without limitation legal costs), expenses and damages.

     "MANAGED BROADCAST CORE NETWORK" means the distribution and contribution network provided to the BBC by Energis (including circuits sub-contracted from BT) and used to carry part of the signals comprising the BBC's Programmes to and from the source of the BBC Programmes and the Interface, including for the purposes of this Agreement all SHF Circuits and OB inject points retained by the BBC. The Managed Broadcast Core Network excludes the Self Provided Network.

     "MAINTENANCE SERVICES" means:

          (i) the maintenance of radio car base equipment, OB inject points and SHF Circuits as set out in Schedule 1 para 2; and

          (ii) maintenance of contribution circuits comprised in the Self Provided Network.

     "MINIMUM PERIOD" means the period from the Commencement Date until 31 March 2007.

     "MONITORING SERVICES" means the monitoring by TxCo of the Transmission Network and the Self Provided Network.

     "NETWORK MANAGEMENT CENTRE" means the unit within the BBC to be established to monitor the Managed Broadcast Core Network, the BBC's internal telecommunications networks and IT infrastructure.

     "NETWORK RADIO SERVICES" means broadcast transmission services for BBC Network Radio programmes including programmes broadcast on the channels known as Radios 1, 2, 3, 4 and 5 Live and DAB Services and any broadcast data services using the frequencies reserved for Radios 1, 2, 3, 4 and 5 Live and DAB.

     "NETWORK TELEVISION SERVICES" means broadcast transmission services for the transmission of BBC1 and BBC2 network television programmes and other programmes (including Ceefax) provided by the BBC and using the same frequencies as BBC1 and BBC2.

     "NEW SERVICES" means the new services which the BBC requests TxCo to undertake as agreed, such as new UHF or MF transmitters or FM fillers, DAB Phase 2, DTT and new RDS equipment. Once a new service is agreed between the parties it shall become a New Service from that time.

     "NEWS" means the News directorate of the BBC.

     "NEW STATIONS" means additional and replacement Stations, whether on an existing or new site installed by TxCo pursuant to this Agreement or the General Services Agreement.

     "NICAM STEREO" means a digital stereo sound service broadcast as part of the BBC1 and BBC2 signal from some Stations.

     "NTL" means National Transcommunications Limited.

     "NTL AGREEMENT" means the master Site Sharing Agreement of 10 September 1991 between the BBC and NTL which will be transferred to TxCo pursuant to the Transfer Scheme.

     "NTL SITES" means all sites owned by, leased or licensed to NTL and dealt with under the NTL Agreement.

     "OB" means outside broadcast.

     "OPERATIONAL POINT OF CONTACT" for television means the Presentation Engineering Co-ordinator, for network radio the Broadcast Duty Manager and for regional radio the Head of Production Services or such other post as is notified to TxCo by the BBC from time to time in writing in accordance with the provisions of this Agreement. The Operational Point of Contact will be available on a 24 hour a day basis, unless the Operational Point of Contact is responsible only for regional radio.

     "OPERATOR" means the BBC and/or any Successor Operator.

     "PERFORMANCE DATABASE" means the database used for calculating Performance Measures, maintained and supported by the TOC.

     "PERFORMANCE MEASURES" means the numerical indications of TxCo's overall performance, calculated as set out in Schedule 10 part 1.

     "PERFORMANCE STANDARDS" means the overall performance parameters to be applied by TxCo in its performance of the Transmission Service as set out in Schedule 10.

     "PLANNED INTERRUPTIONS" means any interruptions of the kind described in Clauses 10.1.1 and 10.1.2.

     "PLANNED WORK MESSAGE" means a message sent using the AMS where there is a Planned Interruption to the Transmission Service or periods of reduced power working.

     "PRESENTATION ENGINEERING CO-ORDINATOR" means the engineer on duty at Television Centre of that title or any replacement engineer designated by the BBC in accordance with the notice provisions of this Agreement, the current television Operational Point of Contact.

     "PRIORITY STATIONS" means those stations described as Priority Stations in
     Schedule 3 part 1 as amended from time to time.

     "PROPOSED SALE AGREEMENT" means the agreement for the proposed disposal by the BBC of all of its interest in TxCo.

     "PTO" means a telecommunications operator designated as a public telecommunications operator under the Telecoms Act.

     "R&D SERVICES AGREEMENT" means the call-off agreement of even date between TxCo and the BBC's Research & Development department relating to services to be supplied to TxCo by the BBC such as service planning, testing, technical consultancy for HF/UHF control systems, development of digital audio broadcasting technology, digital terrestrial television technology and services to be provided by TxCo to the BBC such as advice on the construction and equipping of New and existing Stations and the provision of facilities for testing equipment.

     "RDS" means radio data service, included with the signal of Network and Regional Radio.

     "RF" means radio frequency.

     "RADIO REGULATIONS" means the Radio Regulations of the International Telecommunications Union or any replacement for such regulations and includes all related regional agreements.

     "RADIO SERVICE PLANNING NOTE" means the partial requirement specification for a radio transmitting station, containing all details except the antenna radiation patterns.

     "RADIO STATION DESIGN PROPOSAL" mans the supplement to the Radio Service Planning Note containing the antenna radiation patterns.

     "REGION" means the national and English regions of the BBC, being Northern Ireland, Wales, Scotland, Northern England, the Midlands and East England, and Southern England.

     "REGIONAL BROADCASTING SERVICES" means broadcast transmission services of the BBC comprising Regional Radio and Television programmes using the same frequencies as Network Television and Network Radio and those of Regional Radio.

     "REGIONAL RADIO" means each of the local and national radio stations listed below:

-------------------------------------------------------------------------------------------
REGION                                 RADIO STATION                          LOCATION
===========================================================================================
Scotland                               Radio Scotland                         Glasgow
___________________________________________________________________________________________
Scotland                               BBC Radio Nan Gaidheal                 Isle of Lewis
___________________________________________________________________________________________
Scotland                               BBC Radio Orkney                       Orkney
___________________________________________________________________________________________
Scotland                               BBC Radio Shetland                     Shetland
___________________________________________________________________________________________
Northern Ireland                       Radio Ulster                           Belfast
___________________________________________________________________________________________
Northern Ireland                       Radio Foyle                            Londonderry
___________________________________________________________________________________________

_________________________________________________________________________________________________________
Wales                                  Radio Wales                            Cardiff
_________________________________________________________________________________________________________
Wales                                  Radio Cymru                            Cardiff
_________________________________________________________________________________________________________
England (South)                        BBC Radio Bristol                      Bristol
_________________________________________________________________________________________________________
England (South)                        BBC Somerset Sound                     Bristol
_________________________________________________________________________________________________________
England (South)                        BBC Radio Gloucestershire              Gloucester
_________________________________________________________________________________________________________
England (South)                        BBC Wiltshire Sound                    Swindon
_________________________________________________________________________________________________________
England (South)                        BBC Radio Devon                        Plymouth
_________________________________________________________________________________________________________
England (South)                        BBC Radio Cornwall                     Cornwall
_________________________________________________________________________________________________________
England (South)                        BBC Radio Guernsey                     Guernsey
_________________________________________________________________________________________________________
England (South)                        BBC Radio Jersey                       Jersey
_________________________________________________________________________________________________________
England (South)                        BBC Radio Solent                       Southampton
_________________________________________________________________________________________________________
England (South)                        Southern Counties Radio                Guildford
_________________________________________________________________________________________________________
England (South)                        Greater London Radio                   London
_________________________________________________________________________________________________________
England (South)                        BBC Thames Valley FM                   Oxford
_________________________________________________________________________________________________________
England (South)                        BBC Radio Kent                         Kent
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio West Midlands                Birmingham
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Stoke                        Stoke-on-Trent
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Shropshire                   Shrewsbury
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio CWR                          Coventry
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Hereford & Worcester         Worcester
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Nottingham                   Nottingham
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Leicester                    Leicester
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Derby                        Derby
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Lincolnshire                 Lincoln
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Norfolk                      Norfolk
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Cambridgeshire               Cambridge
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Suffolk                      Ipswich
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Radio Northampton                  Northampton
_________________________________________________________________________________________________________
England (Midlands & East)              Three Counties Radio                   Luton
_________________________________________________________________________________________________________
England (Midlands & East)              BBC Essex                              Chelmsford
_________________________________________________________________________________________________________
England (North)                        Greater Manchester Radio               Manchester
_________________________________________________________________________________________________________
England (North)                        BBC Radio Lancashire                   Blackburn
_________________________________________________________________________________________________________
England (North)                        BBC Radio Merseyside                   Liverpool
_________________________________________________________________________________________________________
England (North)                        BBC Radio Leeds                        Leeds
_________________________________________________________________________________________________________

---------------------------------------------------------------------------------------------------------
England (North)                        BBC Radio Sheffield                    Sheffield
_________________________________________________________________________________________________________
England (North)                        BBC Radio York                         York
_________________________________________________________________________________________________________
England (North)                        BBC Radio Humberside                   Hull
_________________________________________________________________________________________________________
England (North)                        BBC Radio Newcastle                    Newcastle upon Tyne
_________________________________________________________________________________________________________
England (North)                        BBC Radio Cleveland                    Middlesborough
_________________________________________________________________________________________________________
England (North)                        BBC Radio Cumbria                      Carlisle
--------------------------------------------------------------------------------------------------------_

     "RELEVANT EMPLOYEES" means all Employees employed immediately before the Transfer Date (whether employed by TxCo or otherwise) whose contract of employment has been or is to be transferred to the BBC or, as the case may be, a Successor Operator by virtue of the operation of law (including the Transfer Regulations) or any other person so employed in respect of whom liabilities arising from a contract of employment or employment relationship have or will be transferred by virtue of the operation of law (including the Transfer Regulations).

     "RELEVANT EMPLOYER" means an employer of any of the Employees or the Relevant Employees.

     "REVIEW COMMITTEE" means the committee described in Clause 11.

     "ROUTINE MAINTENANCE" means work that is planned by TxCo to minimize faults on either TxCo Equipment or BBC Equipment (if such Equipment is required by the BBC to be maintained by TxCo under this Agreement) and to ensure that such Equipment operates safely, complies with all applicable statutory requirements and meets the Engineering Performance Standards.

     "THE SECRETARY OF STATE" means one of Her Majesty's Principal Secretaries of State.

     "SELF PROVIDED NETWORK" or

     "SPN" means the microwave links owned from time to time by TxCo and used by it as part of the Transmission Network.

     "THE SERVICE AREA" means the current service areas of Stations as identified and held by the BBC's Research & Development department.

     "THE SERVICES" means, either collectively or individually as appropriate, the Network Television Services, the Network Radio Services, the Regional Broadcasting Services, the Ancillary Services, the Emergency Services, the Monitoring Services, the Maintenance Services, the DF Transmitted Services, the DF Services, the DAB Construction Services and any New Services agreed to be provided by TxCo by terrestrial wireless telegraphy transmission to the BBC.

     "SERVICE CREDITS" means credits against Charges in respect of TxCo failing to meet the relevant Performance Measure in accordance with Clause 12.4.

     "SERVICE MESSAGE" means a message of the kind described in Schedule 5 part 5.2.

     "SHF CIRCUITS" means the remotely controlled antennas, transmitters and receivers owned by the BBC and used by the BBC for contribution, including circuits used for OB and electronic newsgathering.

     "SHARED TELECOMMUNICATIONS AGREEMENT" means the agreement of even date between TxCo and the BBC relating to TxCo's use of the BBC's internal telecommunications networks.

     "SITE SHARING AGREEMENT" means the agreement between TxCo and the BBC in the form set out in Schedule 6 relating to TxCo's access, use and occupation of BBC Sites, an agreement in the form set out in Schedule 9 Annex 2 making provision for access, use and occupation of each relevant WSCo Site or TxCo Site by the BBC or TxCo for Deferred Facilities, and an agreement in the form set out in Schedule 7 for each relevant TxCo Site for BBC's access, occupation and use in relation to BBC Equipment shared equipment or otherwise.

     "STATIONS" means the wireless telegraphy stations (including related equipment) listed in Annex 1.

     "SUCCESSOR OPERATOR" means a contractor succeeding TxCo in the provision or operation of all or any of the Services.

     "TALK AGREEMENT" means the agreement of 28 March 1995 between the BBC and Talk Radio UK Limited.

     "TARGET PERFORMANCE MEASURE" means the Performance Measure which is required for each of BBC1, BBC2, Radio 2, Radio 3, Radio 4 FM, Radio 4 MF, Radio 5 Live, DAB and Regional, National and Local Radio.

     "TELECOMS ACT" means, in relation to the UK, the Telecommunications Act 1984 or such equivalent statutes as are from time to time in force in the Channel Islands or the Isle of Man.

     "TELETEXT" means Ceefax or any other data service transmitted using lines in the vertical blanking interval of the vision element of the television signal directed to the general public.

     "TELESWITCHING AGREEMENT" means the agreement of even date between TxCo and the BBC relating, inter alia, to performance of the contract of 9 February 1996 between the BBC and the

     Electricity Association and the contract of 21 July 1994 between the BBC and the Norfolk County Council.

     "TELETEXT EQUIPMENT" means the teletext equipment owned by TxCo installed at Stations used to enhance the provision of Teletext as such equipment is more particularly described in Schedule 12 para 4.

     "TELEVISION SERVICE PLANNING NOTE" means the full requirement specification for a television transmitting Station.

     "TERM" means the term of this Agreement set out in Clause 2.2, subject to earlier termination in accordance with Clause 13.

     "TOC" means the Technical Operations Centre operated and maintained by TxCo at Warwick including the back-up centre at Sutton Coldfield or such other site or sites to which it may be moved.

     "TRANSFER DATE" means close of business on the date when this Agreement terminates.

     "TRANSFER REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981.

     "TRANSFER SCHEME" means the transfer scheme to be made by the BBC in favour of TxCo pursuant to the 1996 Act.

     "TRANSMISSION FAULTS" means such breaks, discontinuances or other impairments of the radiation of the BBC's Programmes as are related solely to one or more faults in the Transmission Network which shall include Major Faults and Minor Faults as defined in Schedule 5, Part 4.

     "TRANSMISSION NETWORK" means all or such part of the transmission system operated and/or provided by TxCo (including the Stations listed in Annex 1 as that list may be amended from time to time in accordance with this Agreement), the transmission apparatus installed at the TxCo Sites from time to time (including the TxCo Equipment) and the Self Provided Network, in each case used to provide the Transmission Service.

     "TRANSMISSION SERVICE" means the transmission by terrestrial wireless telegraphy of the BBC's Programmes on the frequencies and at the power described in Annex 1 from the Stations by means of the Transmission Network in accordance with the Engineering Performance Standards.

     "TXCO ASSIGNEE" means any person, firm or company to whom TxCo has assigned this Agreement pursuant to Clause 17.2.

     "TXCO EQUIPMENT" means any apparatus or equipment other than BBC Equipment used by TxCo to provide the Transmission Service to the BBC from time to time under the terms of this Agreement, including but not limited to, all apparatus and equipment transferred to TxCo under the Transfer Scheme and also including any New Stations or transmitters and additional equipment required for this purpose from time to time and TxCo-owned equipment on BBC Sites.

     "TXCO LICENCES" means the Telecoms Act licences held by TxCo which authorise the provision by TxCo of the Services and the WTA licences held by TxCo which authorises use and installation of wireless telegraphy equipment.

     "TXCO REPRESENTATIVE" means a person or persons nominated in writing from time to time by TxCo to the BBC to be TxCo's contract representative.

     "TXCO SITE" means any property owned, or occupied under lease or licence, by TxCo, other than pursuant to a Site Sharing Agreement entered into pursuant to this Agreement.

     "TXCO SUB-CONTRACTOR" has the meaning given in Clause 13.8.2.

     "VAT" means value added tax as currently charged under the Value Added Tax Act 1994 and any successor or replacement thereof and any similar tax chargeable under the laws of the United Kingdom or any other jurisdiction.

     "VIRGIN AGREEMENT" means the agreement dated 26 November 1992 between the BBC and Independent Music Radio Limited, now known as Virgin Radio Limited.

     "WSCO" means the company into which the assets relating to the transmission of BBC World Service radio transmission are to be vested pursuant to the 1996 Act.

     "WSCO EQUIPMENT" means equipment owned, or to be owned, by WSCo.

     "WSCO SITE" means any property owned, or occupied under lease or licence, by WSCo, other than a lease or licence granted by TxCo.

     "WTA" means the Wireless Telegraphy Acts 1949-1967 and any amendments to such Acts and any other legislation of equivalent effect in force from time to time in the Channel Islands or the Isle of Man.

     "YEAR" means the period from the Commencement Date to 31 March 1997 (which constitutes the first Year), and each subsequent complete period of twelve months, or in respect of the second Year the period beginning on 1 April 1997 and concluding on 31 March 1998 and each subsequent Year beginning on 1 April.

1.1 The expressions "the BBC" and "TxCo" include their respective permitted assigns, employees and agents.

1.2 Other than in Clause 13.5, any reference to any Act of Parliament will be deemed to include any replacement or re-enactment for the time being in force and to include any by-laws, statutory instruments, licences, rules, regulations, orders, notices, directions, consents or permissions made under such Act and any condition attaching thereto.

1.3 The headings in this Agreement are for ease of reference only and will not be taken into account in the construction or interpretation of any provision to which they refer.

1.4 The invalidity or unenforceability of any individual provision(s) of this Agreement shall not affect any other provision herein or render this Agreement invalid or unenforceable.

1.5 This Agreement is made between principals and it shall not be deemed to create any partnership between the parties and neither shall hold itself out as agent or partner of the other except as specifically contemplated under this Agreement.

1.6 In the event of any inconsistency between the general provisions of this Agreement and any of the provisions contained in any of the Schedules and Annexes to this Agreement the provisions of this Agreement shall take precedence.

1.7 Failure by either party to exercise any right conferred by this Agreement will not be deemed to be a waiver of any such right nor operate so as to bar the exercise or enforcement thereof or of any right on any other occasion.

1.8 Except to the extent that the context otherwise requires, words and expressions defined in Article 1 of the Radio Regulations shall have the same meanings in this Agreement.

  2. DURATION AND CONTRACT MANAGEMENT

2.1 The operation of this Agreement shall be kept under continuous review by the parties, including the regular meetings provided for in Clauses 3.2.7 and 11 below. The provisions as to payments under all Site Sharing Agreements between the parties shall be reviewed no later than 31

     December 2001 and if the NTL Agreement is amended, or amounts payable under it changed, in any material respect prior to that date, such review shall take place within three (3) months of that amendment having been made.

2.2 This Agreement will be deemed to have come into force on the Commencement Date and, subject to Clause 13, shall continue in force until either party gives to the other not less than 12 months' prior written notice of termination expiring at the end of any Year on or after the end of the Minimum Period ("the Term").

2.3 Whilst TxCo shall have no rights to apply the BBC's name to any goods, or use it in relation to any services without the prior written permission of the BBC, TxCo shall have the right to state that it provides transmission and other services to the BBC in accordance with this and other agreements and to represent itself as a successor to part of the BBC's business.

  3. SERVICES

3.1  TRANSMISSION OF BBC'S PROGRAMMES

     3.1.1 Subject to Clause 3.1.5, TxCo shall provide the Network Radio Services, the Network Television Services, the Regional Broadcasting Services and the DAB Services and, subject to Clause 3.1.5 shall transmit the BBC's Programmes in the form in which such signals are received at the Interfaces from the Managed Broadcast Network or otherwise as indicated in this Agreement on the frequencies and at the power level set out in Annex 1 for the Term. TxCo shall ensure that it does not unreasonably operate any Station at reduced power. In transmitting the BBC's Programmes TxCo shall use the Stations and provide the Services as a free to air terrestrial broadcast service, that being the manner it currently provides the Services. Such Services shall comprise the Transmission Service.

            (i) Subject to Clause 12.4, in particular, TxCo will ensure that the Transmission Service:

                  (a)  conforms to the Engineering Performance Standards;

                  (b) is performed in accordance with the standard of care to be expected of a provider of radio and television broadcast transmission services.

            (ii) TxCo will repair or otherwise attend to all Transmission Faults as soon as practicable, but in any event in accordance with Schedule 5, Part 5.

            (iii) Failure to comply with the obligations described in (i) and (ii) above may entitle the BBC to recover Service Credits in accordance with the provisions of Clause 12.4.

3.1.2       TxCo shall not be liable for failure to provide the Transmission
            Service:

            (i) in respect of any failure or degradation of the signal or message comprising the BBC's Programmes which arises during transmission from the source of the BBC's Programmes' signals to the Interface ;

            (ii) (except as provided in (i) above) where it is temporarily unable to provide all or part of the Transmission Service due to a Force Majeure Event;

            (iii) where any of the Transmission Network is requisitioned, taken over or used pursuant to Clause 8 of the Charter and Agreement, any Emergency Powers, including for the making of Emergency Announcements, the performance of Emergency Services or use of the Deferred Facilities or pursuant to any direction under section 94 of the Telecoms Act.

3.1.3 TxCo shall maintain the Re Broadcast Standby (RBS) facilities which were in place on the Commencement Date, as listed in Schedule 12,
            Part 1. These facilities shall continue to be available to provide the BBC's Programmes as far as they comprise Network Radio and Network Television Programmes which TxCo will automatically select on failure of the normal source of the BBC's Programmes. The quality of signals provided by the RBS facilities shall be determined by the practical limitations of each facility and TxCo shall not be required to ensure that these facilities meet the Engineering Performance Standards. RBS facilities are intended only to provide a usable source of the BBC's Network Television Programmes and Network Radio Programmes, where feasible, in order to avoid total loss of signal. TxCo shall not be required to ensure that RBS facilities will provide usable sources at all times. TxCo shall not be required to ensure that usable signals are radiated if a major failure of the normal distribution network operated by the BBC to the Interface results in programme distribution passing through a chain of several TxCo RBS facilities.

     3.1.4 The permitted use of the contribution circuits comprised in Self Provided Network (listed in Schedule 12, Part 5) shall be limited to use by TxCo for the performance of this Agreement and not the provision of any other third party service without the prior written consent of the BBC (which consent may, in the BBC's discretion, be granted subject to the negotiation of any necessary modifications to this Agreement (including modifications to the charges). For the avoidance of doubt, the BBC requires immediate access to the Self Provided Network contribution circuits on demand 24 hours a day, 365 days a year (or 366 days in a leap year).

            The performance and availability limits for the Self Provided Network contribution circuits shall be those applying at the Transfer Date as set out in the Managed Broadcast Network handbook.

     3.1.5 TxCo hereby undertakes not to interfere with, modify or adjust in any way the BBC's Programmes or in any other way affect the BBC's editorial control of its Programmes whether before or after their transmission through the Transmission Network, other than:

            (i) as is necessary to process the signals for the purposes of transmission by the transmitters comprised in the Transmission Network;

            (ii)   where automatic protection systems are in place; or

            (iii)  as directed by the BBC in writing.

            TxCo may also interfere with, modify or adjust such signal where necessary in order to comply with the Engineering Performance Standards subject in any such case to the agreement of the Operational Point of Contact prior to carrying out any such interference, modification or adjustment at a Priority Station. To the extent that the BBC does not agree to the interference, modification or adjustment, or delays the time at which it may take place, TxCo shall not be liable for Service Credits. TxCo may interfere with, modify or adjust such signals at Stations, other than Priority Stations, subject to immediately notifying the BBC's Operational Point of Contact as soon as it has carried out such interference, modification or adjustment. It may also replace the signal if requested by the Operational Point of Contact with an alternative source of the BBC's Programmes.

     3.1.6 The BBC may from time to time during the Term request that TxCo either:

            (i) adjusts the operating frequency or power output of the transmitters at one or more of the Stations; or

            (ii) provides the Transmission Services by the use of New Stations in the United Kingdom, the Channel Islands or the Isle of Man (including in accordance with the General Services Agreement), and TxCo agrees that it shall use all reasonable endeavours to do so in accordance with the provisions of this Agreement subject to any necessary adjustments to the Engineering Performance Standards, the Charges, any other relevant parts of this Agreement and subject to any of the TxCo Licences and subject to the BBC providing TxCo with information as to the population/location to be served by any New Station or transmitter operating at a different frequency or power and any other information reasonably required by TxCo.

     3.1.7 All negotiations required to agree any amendments needed to this Agreement, including amendments to accommodate any such New Stations or any adjustment to operating frequencies or power output or to adjust the Engineering Performance Standards or Charges shall be conducted in good faith by both parties.

3.2  OTHER SERVICES

     3.2.1  MONITORING SERVICES

            (i) TxCo shall monitor 24 hours per day 365 days per year (or 366 days in a Leap Year) the Transmission Network using Automatic Fault Reporting Equipment at the locations where they currently exist. The present locations of Automatic Fault Reporting Equipment are listed in Schedule 1, Part 3. Changes in location or the provision of additional Automatic Fault Reporting Equipment will be subject to an amendment in the Charges. The remaining sites which transmit the BBC's Programmes shall be monitored on an ad hoc basis by members of the public who volunteer to assist. TxCo will use its reasonable endeavours to establish and maintain such contacts.

            (ii) As part of its Monitoring Services TxCo will notify the BBC whenever it is aware of a Transmission Fault, whether by reason of Automatic Fault Reporting Equipment or otherwise notified to it. TxCo will, whenever it is practicable to do so, inform the BBC of the likely duration of such Transmission Fault and of the steps being taken to rectify it.

            (iii) TxCo shall report to the Operational Point of Contact and, if requested in writing by the BBC, the Network Management Centre, all material faults of which it is aware which occur on all PTO-provided broadcast circuits which distribute the signals comprising the BBC's Programmes to the Interface.

3.2.2       DF SERVICES

            TxCo's obligations in relation to Deferred Facilities and the provision of DF Services shall be as set out in Schedule 9.

3.2.3       MAINTENANCE SERVICES

            TxCo's obligations in relation to the maintenance of BBC Equipment shall be as set out in Schedule 1, Part 2. To the extent necessary to perform the Maintenance Services, the BBC will procure access to any premises TxCo does not otherwise have access to.

3.2.4       EMERGENCY SERVICES

            (i) In the event that the BBC notifies TxCo that the BBC's Programmes include any Emergency Announcements, TxCo will transmit such Emergency Announcements from all Stations notified to it by the BBC, using, where required, the Self Provided Network and the TxCo Equipment, notwithstanding any planned or routine maintenance relating to such Stations, and to halt, to the extent that it would otherwise prevent the transmission of such Emergency Announcements, any emergency fault repair. In the event that the BBC notifies TxCo that it has been requested by the Secretary of State to refrain from broadcasting or transmitting any matter or class of matter, the BBC will prevent such matter from being sent to the Interface. The BBC will pay all of TxCo's reasonable costs of performance of the Emergency Services, including, but not limited to, all costs related to powering up TxCo's generators, unless such costs are covered by any payment to TxCo by Her Majesty's Government.

            (ii) The BBC will act as required, requested or directed by the Secretary of State, any Minister of Her Majesty's Government, the Home Office or the Channel Islands' authorities in providing any Emergency Announcement, requiring the cessation of any transmission or taking possession of any of the Stations other than on NTL Sites or any TxCo Equipment. The BBC agrees to use its reasonable endeavors to provide as much notice as possible of any requirements for an Emergency Announcement or any of the Emergency Services, including DF Transmitted Services. Subject to the terms of any direction given to TxCo by Her Majesty's Government, the BBC and TxCo will work together when required by the BBC to plan the procedures for transmitting Emergency Announcements, at the BBC's cost, such cost to be agreed prior to such planning work being undertaken. In the event of any dispute between TxCo and the BBC, acting on behalf of the Secretary of State, any Minister, the Home Office or the Channel Islands' authorities, the requirements of the BBC shall prevail.

            (iii) In the event that the Secretary of State, or any Minister of the Crown, or official of the Secretary of State authorized to act on his or her behalf, has concluded that an emergency has arisen as contemplated by Clause 8.3 of the Agreement, then TxCo agrees to permit the Secretary of State to exercise her or his powers to take control of the transmission of the BBC's Programmes or any of them or to do any of the other acts contemplated by Clause 8.3 of the Agreement. The Secretary of State or her or his nominee may enter any premises or sites owned, leased or occupied by TxCo other than NTL Sites (unless an order or direction is made by Her Majesty's Government requiring this) in exercise of Emergency Powers and use all TxCo equipment located at such premises or sites and may use any spectrum licensed to TxCo for the BBC's Programmes under its WTA Licenses. The BBC may act on behalf of the Secretary of State in this regard. In the event that the powers of the Secretary of State or any Minister of the Crown, or any official of the Secretary of State authorized to act on his or her behalf are invoked under this sub-clause (iii), the BBC shall be responsible for the reimbursement of any operating costs occasioned by the exercise of the powers and to make good any loss or damage to any TxCo Equipment or other equipment on TxCo Sites. The BBC shall not be liable in such circumstances to make any other payment to TxCo.

            (iv) Any provision of any Emergency Services or an Emergency Announcement, either at the request of the BBC or pursuant to any Emergency Powers, shall not constitute a breach of any other requirements of this Agreement and shall not be a breach of any of the Engineering Performance
            Standards or otherwise give rise to an obligation on TxCo to make any payment or give any Service Credits to the BBC.

3.2.5       NEW SERVICES

            If the BBC requires any new services it will have the right to go out to tender for such services. TxCo shall, if eligible in accordance with the relevant procurement rules and if invited by the BBC, have the right to reply within the prescribed timescale to any invitation to tender. Subject to TxCo's eligibility in accordance with the relevant procurement rules, the BBC must invite TxCo to tender for any work involving an extension to existing Services, and also for future phases of DAB and for digital terrestrial television. The terms for the implementation of any New Services will be agreed between the parties should TxCo be awarded any contracts for New Services by the BBC in accordance with the tendering procedure. The New Services will not include any of the Services referred to under the General Services Agreement. Any New Services comprising only the construction and operation of New Stations requested by the BBC will, unless otherwise agreed, be charged for in accordance with Schedule 2 para 9.

3.2.6       SPECTRUM MANAGEMENT

            (i) In the event that the Radiocommunications Agency wishes to change any of the frequencies set out in Annex 1, or a New Station or a new service requires changes to the use of the spectrum currently licensed to TxCo, the BBC and TxCo will discuss the required changes and TxCo agrees to implement them in the most expeditious and cost-effective manner possible, having regard to the BBC's requirements as set out in this Agreement. TxCo and the BBC will agree on any necessary changes to the Engineering Performance Standards and the Charges (and any other relevant parts of this Agreement) and
                  Schedule 4 and Annex 1 shall be amended accordingly. The BBC agrees to pay TxCo's costs of any work required in assessing any changes required by the Radiocommunications Agency and their implementation.

            (ii) TxCo agrees at the request of the BBC and/or the Radiocommunications Agency to investigate at its own cost any instances of Interference which may be connected to the Stations or the performance of the Transmission Services. In the event that the instances of Interference are as a result of changes authorised or requested by or acts or omissions of the BBC, the BBC will meet TxCo's reasonable costs of so doing in accordance with the daily man rates set out in Schedule 2.

3.2.7       CONTRACT MANAGEMENT

            (i) The BBC Representative and the TxCo Representative will meet once every 3 months, or more frequently at the reasonable request of either party, to discuss the provision of the Services. Such meetings shall be minuted and copies of such minutes circulated to both parties. Any complaints or problems relating to the provision of the Services of an engineering or technical nature which cannot be satisfactorily resolved by the BBC Representative and the TxCo Representative will be escalated as set out below.

            (ii) The parties will ensure that, for the BBC, either the Deputy Director General or the Director of Policy and Planning, and for TxCo, the Chief Executive Officer, will meet together with a view to resolving the dispute. The parties will allow 30 days from the date of escalation of the dispute under Clause 3.2.7(i) above for such consultation or discussions to take place before initiating any arbitration or other legal proceedings.

            (iii) Thereafter either party shall have the right to refer the matter for adjudication to the President for the time being of the Institution of Electrical Engineers, or his nominee. The President or his nominee shall act as an expert, not an arbitrator. The party referring any matter for adjudication must deliver to the expert and the other party a notice setting out the matters in dispute and any relevant supporting evidence. The other party shall be entitled to reply to the notice and such evidence, delivering such reply to the expert and the party referring the matter. Otherwise, the expert shall be entitled to decide on the procedure he or she wishes to adopt. Any determination of the expert must be in writing and shall be final and binding on both parties failing any manifest error on the face of the decision. Unless the expert determines otherwise, both parties will bear their own costs of the determination.

            (iv) As an alternative to adjudication, or in relation to matters not of an engineering or technical nature, a dispute may be referred to the Review Committee set up under Clause 11 below.

            3.3   THIRD PARTY SERVICES

                  Nothing in this Agreement shall be construed as preventing TxCo from using the TxCo Sites and the Stations, or any of its other assets including DF Assets (other than Ancillary Accommodation and BBC DF) and TxCo Equipment at BBC sites, to perform services for third parties subject always to its obligations to the BBC under this Agreement and any Site Sharing Agreement. TxCo shall be entitled to retain all income it derives from such third party services. When any DF Assets are used by TxCo, other than in performance of the DF Transmitted Services, TxCo shall ensure that it complies with
                  Schedule 9 and that any Deferred Facilities so used are in the SA condition and level of functionality subject to fair wear and tear as before such use and that the use does not prejudice the priority use of them that the BBC requires in an emergency.

            3.4   CONTROL OF THE SERVICES

                  Subject to Clause 3.2.7, in respect of the day-to-day performance of each part of the Service TxCo will deal solely with the Operational Point of Contact. Copies of all correspondence including electronic correspondence between TxCo and the Operational Point of Contact, shall also be sent at the same time to the BBC Representative. In relation to the performance of the Transmission Service, TxCo will have no editorial control in relation to the BBC's Programmes and any changes made to their transmission in the event of a Force Majeure Event Transmission Fault shall be the responsibility of the BBC unless the BBC gives instructions to TxCo to make specified changes to the BBC's Programmes to circumvent the Force Majeure Event or the Transmission Fault which TxCo shall fail to make. In respect of the performance of the DF Transmitted Services in the case of a national emergency, to the extent to which it is able, the BBC will inform TxCo of the arrangements for controlling the Transmission Services.

            3.5   MONITORING AT THE INTERFACE

                  The following arrangements shall apply with respect to the monitoring, reporting and resolution faults at each type of Interface.

                  3.5.1 MBN CORE INTERFACES FOR TELEVISION SERVICES AT TXCO
                  SITES

                  Where there is existing Automatic Fault Reporting Equipment and vision parameter measuring equipment, TxCo shall remotely monitor the quality of the analog television signal comprising the BBC's Programmes at the Interface with the MBN TxCo Sites, using that equipment. If the quality, as indicated by the Insertion Test Signal, falls below the limits set out in
                  Schedule 4 para 1, then TxCo shall report this fault to the BBC's Operational Point of Contact who will be responsible for procuring restoration of the signal at the Interface to the specified quality set out in Schedule 4 para 1 in the column numbered 1.

          3.5.2 SELF PROVIDED NETWORK INTERFACES AT BBC SITES FOR TELEVISION SERVICES

                 No quality monitoring of the TV signal will be provided at the input to the Self Provided Network where this is located at a BBC Site. In this situation TxCo shall remotely monitor the quality of the output of the Self Provided Network at TxCo Sites. The monitoring will be by the use of existing Automatic Fault Reporting Equipment and vision parameter measuring equipment. If the quality of the signal at this point, as measured using the Insertion Test Signals, falls below the levels specified in Schedule 4 para 1 in the column numbered 1, then TxCo will report this to the BBC's Operational Point of Contact who shall then take all reasonably practicable steps to ensure that the quality of the TV signal comprising the BBC's Programmes at the Interface meets the quality specified in
                 Schedule 4 para 1 in the column numbered 1. If, so far as can be reasonably ascertained, the quality of that signal at the Interface is satisfactory, then TxCo agrees to despatch a maintenance engineer to identify the cause of the fault and to restore service so that it complies with the Engineering Performance Standards. If requested to do so, the BBC's Operational Point of Contact will arrange for TxCo staff to be given emergency access to TxCo Equipment at the relevant BBC Site.

          3.5.3  MBN CORE NETWORK INTERFACE FOR RADIO SIGNALS AT TXCO SITES

                 The quality of the multiplexed bitstream comprising such of the BBC's Programmes as are radio programmes delivered by the MBN to the Interface will be monitored where it is currently monitored by reference to the error rate of the multiplexed bitstream by TxCo, TxCo will notify the Operational Point of Contact and the Network Management Centre (when established) of any faults. Action will be taken by the BBC's Operational Point of Contact, or the Network Management Centre, following notification by TxCo if the performance falls below the error rate set out in Schedule 4 para 2.7.

          3.5.4  SELF PROVIDED NETWORK INTERFACE FOR RADIO SIGNALS AT BBC SITES

                 The obligations of both TxCo and the BBC for the monitoring of radio signals comprising part of the BBC's Programmes delivered to the Interface with the Self Provided Network at BBC Sites shall be as set out in Clause 3.5.2 above, except that the signal will be a digital bitstream at the Interface point and the quality of the bitstream will be remotely monitored where it is currently monitored at the relevant

                 TxCo Sites, and may be monitored at the relevant BBC Site, in each case in accordance with Clause 3.5.3 above. Any faults will be reported to the operational Point of Contact.

          3.5.5 INTERFACE TO 1500 MHZ DIGITAL RADIO LINKS BETWEEN LOCAL RADIO STUDIOS AND LOCAL RADIO TRANSMITTERS

                 The arrangements for monitoring at the Interface such of the BBC's Programmes as comprise Local Radio will be as set out in Clause 3.5.4 above but TxCo shall continue remotely to monitor the presence or otherwise of that signal at the output of the links connecting to the Interface, using supervisory tones, if it does so currently. Any faults will be reported to the Operational Point of Contact.

          3.5.6  PTO CIRCUIT ANALOGUE INTERFACES FOR RADIO SERVICES AT TXCO
                 SITES

                 Arrangements for the monitoring at the Interface comprising, on the BBC side, PTO provided analog circuits such of the BBC's Programmes as comprise Local, Regional and National Radio shall be the same as set out in Clause 3.5.1 above, except that only the presence or otherwise of the circuit will be monitored, by use of supervisory tones or other electronic means as set out in Schedule 4 para 7. In addition to reporting any faults to the Operational Point of Contact, faults shall also be reported to the Network Management Centre, when established.

     3.6  COMPLIANCE WITH SITE SHARING AGREEMENTS

          TxCo agrees to comply with all Site Sharing Agreements with the BBC as required by Clause 4.5.1 below. In the event of any inconsistency between any of the Site Sharing Agreements and the terms of this Agreement, this Agreement shall prevail.

4    BBC'S OBLIGATIONS

     4.1  OPERATIONAL OBLIGATIONS

          4.1.1 The BBC shall supply the BBC's Programmes to TxCo in any form the BBC sees fit at each relevant part of the Interface for transmission from the Interface in the form in which the BBC currently de livers the BBC's Programmes, unless otherwise agreed; provided that the form in which the BBC supplies the
                         --------
                 BBC's Programmes to TxCo at each relevant part of the Interface is such form as permits TxCo to transmit those Programmes in the form in which Tx Co currently transmits them, and; further
                                                                        -------
                 provided, that TxCo does not change the equipment directly
                 --------
                 connected to the Interface without
                 the BBC's agreement. The Interface will not be changed without the agreement of both parties.

          4.1.2 In the event of interruption or degradation to the signal carrying the BBC's Programmes occurring prior to receipt of the BBC's Programmes at the Interface the onus shall be upon the BBC to establish and remedy the cause. For the avoidance of doubt, TxCo shall not be held to be in breach of any of its obligations under this Agreement as a result of interruption or deterioration in the quality of transmission of the BBC's Programmes in such circumstances unless that interruption or degradation is as a direct result of the breach by TxCo of any of its obligations under this Agreement. Notwithstanding the above, TxCo will immediately notify the BBC's Operational Point of Contact where such signal interruption or degradation comes to its notice or is identified pursuant to Clause 3.5 or 7.2 and shall provide all assistance reasonably required by the BBC, at the BBC's expense, in accordance with the daily man rates set out in Schedule 2.

          4.1.3 If a Transmission Fault is identified by either party that party shall immediately pass details of the fault to the Duty Engineer and the Operational Point of Contact. The cost of identifying Transmission Faults shall be borne by the BBC, if the Transmission Fault is with BBC Equipment, and by TxCo if the Transmission Fault is with TxCo Equipment.

          4.1.4 The BBC will ensure that the MBN Core Network, or such other means of delivery of the signals comprising the BBC's Programmes to the Interface as is used by it from time to time, is regularly inspected and maintained as necessary, including replacement of worn parts and repair of faults.

          4.1.5 The BBC agrees to monitor the MBN Core Network and any other PTO provided broadcast circuits.

     4.2  OBTAINING CONSENTS/LICENSING

          Without prejudice to any other provision of this Agreement, the BBC will use its reasonable endeavours to obtain and comply at its cost with any permission, license, consent, registration and approval necessary or reasonably considered desirable by TxCo (including without limitation any necessary approval under the Charter and Agreement, the 1996 Act and/or the Broadcasting Act) for:

          4.2.1 provision of the Services and any New Services, including any access required to the BBC's Sites, excluding any planning and building consents required for all Sites other than BBC Sites. The BBC can request TxCo to apply for such planning and building consents, subject to TxCo being reimbursed for its costs in doing so;

          4.2.2 installation and maintenance of the BBC Equipment, the MBN Core Network, any other PTO-provided broadcast circuits used by it to deliver signals, comprising the BBC's Programmes, to the Interface or for contribution purposes, the provision of the Super High Frequency (SHF) OB Links and any other means used for transmission of the BBC's Programmes to the Interface;

          4.2.3 connection of the BBC DF, the SHIF OB Links, other equipment and any circuits used to deliver the BBC's Programmes to the Interface to TxCo Equipment or the Transmission Network; and

          4.2.4 subject to Clause 3.2.6(ii) above, compliance with any obligation in the Charter and Agreement to investigate instances of Interference notified to it by the Radiocommunications Agency. The BBC will inform TxCo of all such notifications relating to the Transmission Network.

     4.3  USE OF THE SERVICES

          4.3.1 The BBC will supply the BBC's Programmes in accordance with this Agreement and such reasonable additional operating instructions as may be notified in writing or orally (and confirmed in writing) to the BBC by TxCo from time to time which are necessary to permit TxCo to comply with the relevant provisions of the WTA or the Telecoms Act and any other licence which governs the running of the Transmission Network.

          4.3.2 Without limitation to the generality of Clause 4.3.1, the BBC will not knowingly permit the BBC's Programmes to contain any material:

                    (i) which is defamatory, offensive or abusive or of an obscene or menacing character; or

                    (ii) which constitutes a violation or infringement of the
                         rights of any person (including but not limited to all intellectual property rights such as moral rights, rights of copyright or confidentiality) or infringement of any law.

          4.3.3 The BBC will indemnify TxCo against all Losses in any jurisdiction arising out of or in any way connected with the matters referred to in Clause 4.3.2.

          4.3.4 TxCo shall not be liable to the BBC in the event that a pirated signal is injected to any of the Stations and transmitted from them or if any Station picks up off air signals not licensed for broadcasting in the UK and re-transmits such signals. TxCo agrees that if it becomes aware of the injection of any pirated signal it will reasonably promptly inform each of the BBC and the Radiocommunications Agency and will cooperate with any reasonable request of the Radiocommunications Agency concerning that pirated signal. TxCo will also use all reasonable efforts to minimize the risk of pirated signals being injected to any of the Stations but shall not be obliged to take any additional action or measures to those currently taken.

          4.3.5 The BBC shall permit TxCo to use its telecommunications networks for the AMS and its Automatic Fault Reporting Equipment and to use the BBC's internal telephone network in accordance with the Shared Telecommunications Agreement.

     4.4  PAYMENT

          4.4.1 The BBC shall pay to TxCo during the term of this Agreement the Charges in respect of each of the Services and pursuant to the Site Sharing Agreements, less any Service Credits calculated under Clause 12.4.1 together with all license fees payable under the TxCo Licenses, in accordance with the provisions of Schedule 2 and for the avoidance of doubt the BBC shall be directly responsible for the following payments in addition to the Charges:

                    (i) the charges for installing and connecting the BBC DF to TxCo's Equipment at the Stations as set out in
                           Schedule 9; and

                    (ii)   charges referred to in 3.3, 3.4 and 7 of Schedule 2;
                           and

                    (iii) the charges for the New Stations referred to in the General Services Agreement, calculated in accordance with Schedule 2 paras 8 and 9 of Schedule 2; and

                    (iv) all costs (whether direct or indirect) of transmission of, the BBC's Programmes to the Interface, and

                    (v) amounts payable by reason of any changes that are made to this Agreement in accordance with its terms.

          4.4.2 TxCo agrees to provide the BBC promptly with copies of all correspondence it receives from the Radiocommunications Agency relating to license fees for the WTA licence held by it for performance of the Transmission Services (or any successor body with the same responsibilities as that agency). The BBC agrees that it will not exercise its rights under this Clause 4.4.2 in any manner which would jeopardise the standing or existence of TxCo's WTA licenses.

          4.4.3 For the avoidance of doubt, in the event that the list of Stations is amended during the Term the BBC agrees to pay any adjusted Charges, ascertained in accordance with the relevant provisions of Clause 5, other than TxCo-initiated changes, unless the BBC agrees, on a case by case basis, to pay such Charges in respect of TxCo-initiated chances.

          4.4.4 The parties confirm and agree that if the BBC wishes to amend the list of Stations to include a non-TxCo-owned Station, additional provisions will need to be agreed between the parties whereby TxCo enters into a lease/licensing agreement with the station owner permitting access to such station and enabling TxCo to provide the Services (insofar as it is lawful and able to do so) on behalf of the BBC, and that the Charges will need to be modified accordingly.

     4.5  ACCESS

          4.5.1 The BBC shall, where required in relation to the DF Services and the SHF Circuits and OB inject points and the other BBC Equipment, comply with the relevant Site Sharing Agreement with TxCo in respect of each of the relevant Stations on or before the date of this Agreement. It is agreed that no such Site Sharing Agreement shall create the relationship of landlord and tenant between the BBC and TxCo.

          4.5.2     Subject to the provisions of Clauses 3.2.4, 4.5.4 and
                    Schedule 9 and to the terms in which TxCo is in occupation of any of the Priority Stations, the BBC or the BBC's Nominated Contractor(s) shall be permitted access to each of the Priority Stations at least once per annum per Station and to other Stations at other reasonable times having regard to the availability of TxCo resources by prior notice and by arrangement with TxCo for the purpose of conducting routine checks of The Transmission Network in order to ascertain whether it is meeting the Engineering Performance Standards. Where access is sought by the BBC or the BBC's Nominated Contractor(s) seeking to rectify any faults to the BBC DF, BBC Equipment and BBC Shared Equipment, TxCo shall make access available to the relevant Station as soon as reasonable in the circumstances and in accordance with the provisions of the relevant Site Sharing Agreement.

          4.5.3 Where the BBC, or the BBC's Nominated Contractor(s) on behalf of the BBC, exercises its rights to access to the Stations, as provided in Clause 4.5.2 above, TxCo may require that the BBC or the BBC's Nominated Contractor is accompanied by one appropriate member of TxCo staff and TxCo shall be entitled to recover as an additional charge from the BBC the costs and expenses of such attendance, calculated as a daily rate for any day or part of a day, at the relevant Station, except when the access is required to test whether the Transmission Network has met the Engineering Performance Standards having previously failed to meet such Standards in the previous twelve (12) months, in which case the relevant costs shall be for TxCo. Such daily rate shall be as set out in Schedule 2 subject to annual review to reflect any increase in the staff, charges subject to a cap equivalent to the variation in the Index in the previous year. Such charges shall be in addition to and not form part of the Charges but will be included in the Billing Information.

          4.5.4 The BBC shall comply with TxCo's regulations as notified to it from time to time when entering onto and performing work on TxCo's Sites and shall procure that the BBC's Nominated Contractor shall do the same. The BBC shall reimburse TxCo for any damage, Loss or expense which it may suffer or incur as a result of the BBC's (or its Nominated Contractor's) access to any of TxCo's Sites pursuant to this Clause 4.5.

     4.6  MAINTENANCE OF MBN CORE NETWORK AND OTHER BBC TELECOMMUNICATIONS
          NETWORKS

          The BBC agrees to give TxCo as much notice as possible in the circumstances of any planned or urgent maintenance of, and any alterations made to the MBN Core Network and any other BBC telecommunications network used by TxCo, which may affect TxCo. If the BBC is unable to give such notice it shall not be in breach of this Agreement and TxCo will in any event be relieved of any liability for failure to perform to the extent such failure is directly attributable to its inability to use either the MBN Core Network or any BBC telecommunications network because of any such maintenance or alterations.

     4.7  RADIO FREQUENCY PLANNING SERVICES

          The BBC agrees to make available to TxCo, in accordance with the R&D Services Agreement, the services of the service planning section of its Research and Development department.

     4.8  OWNERSHIP OF THE EQUIPMENT

          The BBC will not remove or alter in any way any identification mark on any part of the TxCo Equipment showing that it is owned by TxCo. TxCo will not be obliged to remove the BBC logo from any equipment to which it is permanently affixed which has become TxCo Equipment.

     4.9  ACCESS TO RECORDS AND SOFTWARE

          4.9.1 The BBC will have a reasonable right of access on reasonable notice to any specifications or diagrams of any of the current TxCo Equipment and the current Stations which are in the possession or control of TxCo and can legally be supplied.

          4.9.2 In addition, the BBC has the right to audit any records on which the Billing Information is based or which relate to power consumption of the Stations or to the costs of provision of the DAB Services or by the construction and operation of any New Stations itself or by an independent auditor (whose identity shall be reasonably approved by TxCo), subject to the BBC's agreement to keep such records confidential and not to use them for any other purpose. Such audit may be conducted by the BBC or on the BBC's behalf by an independent auditor, not more than twice in each year of this Agreement and at the BBC's cost. In the event that such audit reveals any discrepancy in any Billing Information or in the Charges the BBC and TxCo agree to rectify such discrepancy as soon as practicable. If TxCo disagrees on the existence of a discrepancy then the matter shall be referred to the Contract Review Committee without prejudice to TxCo's other rights. In the event that any audit reveals overpayment by the BBC of more than 10% of the Charges or other amounts payable in any year of this Agreement, TxCo shall be responsible for all direct costs of the BBC's audit.

          4.9.3 TxCo agrees to provide to the BBC a copy of the source code and executable code of any software used to generate the monthly performance review report referred to in Clause
                    7.3.1 and to license such software to the BBC. TxCo will not charge the BBC for either the licence or the copy of the software.

          4.9.4 TxCo agrees to notify the BBC of all changes it makes to such software and, if required by the BBC and at the BBC's cost, to license any modified software to the BBC, such licence to include both source code and executable code.

          4.9.5 The BBC agrees that such software shall be conclusive as between it and TxCo for measuring performance pursuant to this Agreement, unless otherwise agreed in writing.

     4.10 BBC AFFILIATES

          The BBC may permit its Affiliates to use the Services provided that this use does not constitute a breach of TxCo's Licenses or of the Talk or Virgin Agreements, subject to giving TxCo written notice a reasonable period of time prior to such use and TxCo confirming within a reasonable period of receipt that such use would not constitute a breach of any TxCo Licence or any contractual commitment of TxCo. The BBC will be responsible for any use by its Affiliates.

5    PROVISION FOR CHANGES/MODIFICATIONS

     5.1  CHANGES BY TXCO

          5.1.1 Subject to 5.1.5 below, TxCo shall not make any changes to the Transmission Network or make any changes to the configuration or height of any TxCo Equipment or to the effective radiated power at any Station without the BDC's prior written consent, such consent not to be unreasonably withheld and to be given or refused within 30 days of a request. Failure to respond within that period shall be treated as assent on the part of the BBC, unless the parties agree to an extension of time for consideration by the BBC of the request. TxCo shall be entitled to add third party equipment to any mast or tower provided it does not cause interference to any TxCo Equipment or BBC Equipment.

          5.1.2 Notwithstanding Clause 5.1.1 above, TxCo shall be entitled to replace the TxCo Equipment (excluding antennas or parts of antennas) with equipment of equivalent functionality (or improved functionality) without prior written consent from the BBC.

          5.1.3 Subject to the provisions of the NTL Agreement, if TxCo requests changes which affect an antenna configuration or an antenna or part of an antenna at a Priority Station, TxCo must demonstrate, at TxCo's cost, no loss in performance by measuring field strength and calculating from this the effective radiated power of the transmitter(s), in a manner to be agreed with the BBC, prior to commencement of work and by repeating the measurement on completion. In the event the comparison indicates a loss in performance and/or if there are significant viewer or listener complaints, TxCo will take any necessary action to correct the loss and to deal with the complaints and repeat the field strength measurements to demonstrate compliance with the pre-work measured performance. If, notwithstanding any work to be under-taken by TxCo, there is for any other reason a change in the reception of the signal transmitted from the Station, TxCo agrees to investigate all such problems and where appropriate to take necessary action at TxCo's cost. For the avoidance of doubt, TxCo shall not be obliged to undertake any work on any viewer's or listener's apparatus in any circumstances. TxCo will provide, at its own cost, to the BBC Representative both sets of effective radiated power calculations. In addition, TxCo will provide the BBC with a copy of all new antenna specifications showing all the intended radiaticn patterns of the antennas.

          5.1.4 If TxCo has requested changes which affect antenna configuration or an antenna or part of an antenna at a Station which is not a Priority Station, if the BBC reasonably requests it to do so, TxCo will following implementation of the changes measure the field strength and calculate from this the effective radiated power of the transmitter(s), in a manner to be agreed with the BBC, at the BBC's cost. If the effective radiated power so calculated is significantly different from the original requirement as documented in the Television Service Planning Note or the Radio Service Planning Note, supplemented by the Radio Station Design Proposal, as appropriate, TxCo, at its own cost, will replace or modify the antenna to ensure that the effective radiated power does conform in operation to that specification and refund any amounts paid by the BBC under this Clause. In addition, TxCo will provide the BBC with a copy of all new antenna specifications, showing the intended radiation patterns of the antenna.

          5.1.5 The BBC's consent under Clause 5 shall not be required where:

                    (i) TxCo is the tenant or licensee of the Site on which a Station is located and its lease or license expires or is otherwise terminated for grounds other than breach by TxCo and either TxCo is unable to re-negotiate a renewal on terms which it considers to be reasonable terms or the BBC is unwilling to pay any increased costs or charges which have been sought from TxCo; or

                    (ii) closure of a Station is necessitated by a Force Majeure Event; or

                    (iii) closure is required, either on a temporary or a permanent basis, by reason of road building or other civil works carried out by a government or public sector body or any other person acting under a concession granted by a government or a public sector body; or

                    (iv) if the change is required by law, any national or supranational regulatory authority, the Radio Regulations, the Talk or Virgin Agreements, or any statutory obligations, in such circumstances, the parties agree to make all necessary consequential amendments to this Agreement, including any necessary amendments to a Site Sharing Agreement, or the entering into of a further Site Sharing Agreement in relation to the BBC's Equipment, on similar terms to the existing Site Sharing Agreement.


                    5.1.6 In making any changes in accordance with this Clause 5, TxCo will have regard to the BBC's programme scheduling requirements and give the BBC's Representative as much written notice as reasonably practicable, with sufficient details of any proposed changes.

                    5.1.7 TxCo will inform the BBC Representative of any means of which it is aware from time to time to improve the reception of the BBC's Programmes and the coverage area receiving the BBC's Programmes.

     5.2  CHANGES REQUESTED BY THE BBC

          5.2.1 If the BBC wishes to discontinue, modify, change or add to any part of the Services, then the BBC and TxCo will discuss such modifications, changes or additions with each other, with a view to ascertaining and agreeing the Charges, and other changes required to implement such changes to this Agreement. For the avoidance of doubt an increase in the broadcasting hours for any of the Services shall not be part of the Services which TxCo is obliged to provide without an appropriate increase in the Charges.

          5.2.2     In the event that:

                    (i) the Charter or the Agreement are modified or any notice is given under the Agreement by the Secretary of State; or

                    (ii) the Secretary of State determines, following the review as contemplated by s33 of the 1996 Act, that analog broadcasting should cease in whole and in part;

                         both parties agree to make all necessary changes to this Agreement, including to the Charges. In the event that any such change is likely to result in the reduction of the Charges, the BBC will use its reasonable endeavours to find other services for TxCo to perform for it to make up the shortfall in the Charges, provided that TxCo shall not be obliged to
                                  --------
                         undertake additional obligations or liabilities (which involve increased obligations and liabilities overall, having regard to the obligations and liabilities of which it has been relieved because of such a change) without a consequent increase in the Charges. If the BBC fails to find such other services in a reasonable period of time, having regard to the nature of the changes, TxCo agrees to use its reasonable endeavours to secure additional work to make up any shortfall using existing facilities. If TxCo is unable to obtain such work within a reasonable period of time, having regard to the nature of the changes, the BBC will make up any shortfall so that TxCo shall receive the Guaranteed Charges for the Minimum Period only. The Guaranteed Charges as at the date of this Agreement are
                         246.83 million adjusted annually in accordance with
                         Schedule 2. In the event that the BBC has made up any shortfall in the Guaranteed Charges pursuant to this clause 5.2.2 and either pursuant to Clauses 8 and 9 of
                         Schedule 2 or subsequently the BBC wishes to obtain New Services or New Stations from TxCo, TxCo agrees that any additional charges otherwise payable for such New Services or New Stations shall be reduced by the amount of a payment or payments made to make up such shortfall in the Guaranteed Charges.

               5.2.3 If the BBC wishes to relocate any BBC Site on which any TxCo Equipment is located, the BBC will use its reasonable endeavours to provide a suitable replacement site and meet all TxCo's reasonable costs of relocation and re-engineering.

          5.3  MODIFICATIONS TO THIS AGREEMENT INCLUDING CHARGES AND PAYMENT

               All modifications or amendments to this Agreement must be in writing and signed by both parties and must specify which clauses, schedules and annexes are intended to be amended. All such modifications or amendments must be agreed by the Review Committee pursuant to Clause 11.

6    ENGINEERING PERFORMANCE STANDARDS

     6.1  MAINTENANCE OF THE ENGINEERING PERFORMANCE STANDARDS

          TxCo shall maintain the Engineering Performance Standards described in
          Schedule 4 in the course of providing the Transmission Services.

     6.2  COMPLIANCE WITH THE ENGINEERING PERFORMANCE STANDARDS

          Engineering Performance Standards shall be checked under the following circumstances:

          6.2.1 For transmitters comprising TxCo Equipment which, at the Commencement Date, have a parallel configuration and can be operated with one half delivering the BBC's Programmes and the other half carrying test signals into a dummy load, manual checks will be carried out by TxCo at six-monthly intervals.

          6.2.2 If the BBC reasonably believes that TxCo has failed to comply with the Engineering Performance Standards as set out in Schedule 4 or other impairments to the transmission of the BBC's Programmes occur as set out in Schedule 5, Part 5.4.1, in respect of any of the Stations, it may give to TxCo written notice to this effect, and TxCo shall carry out checks in conjunction with the BBC within seven days of the date of such notice to ascertain whether such failure has taken place (provided that, in the event of any dispute between the parties, that dispute shall be referred to the BBC Representative and TxCo Representative and thereafter dealt with according to the contract management procedure set out in Clause 3.2.7 above). Where it is substantiated (either by agreement or by arbitration) that such failure has taken place, then the BBC shall be entitled to recover Service Credits to the extent of a failure to meet the Engineering Performance Standards in accordance with
                    Schedule 10.

          6.2.3 For such of the BBC's Programmes as comprise radio signals, performance measurement to ensure compliance with the Engineering Performance Standards shall take place up to twice a year at the request of the BBC or at other times by mutual agreement between the BBC and TxCo. During such tests, TxCo shall deploy staff at a sufficient number of TxCo Sites and will carry out sufficient tests to ensure that the Transmission Network as a whole performs in accordance with the Engineering Performance Standards. In order to perform these tests, the BBC may apply an agreed set of test signals to the Transmission Network, in place of normal programme material. Each of the BBC and TxCo shall bear its own costs in respect of such tests. It is agreed that RF power output, frequency and harmonic radiation do not require any such interruption. If the network tests described above reveal that the Engineering Performance Standards are not being achieved, then TxCo and the BBC shall endeavour to make the Transmission Network available for repair work and for re-tests to take place. In undertaking such re-tests, TxCo shall endeavour to minimise disruption to the Services. TxCo shall be responsible for all costs of such re-tests, including any reasonable costs incurred by the BBC. Any disruption to the Services due to network tests and subsequent repair shall not be deemed to be Accountable Faults. If any network test reveals a failure to comply with the Engineering Performance Standards or any other impairment to the transmission of the BBC's Programmes, provided such fault is repaired by TxCo as soon as is reasonably practicable, TxCo shall not be liable to pay Service Credits to the BBC in respect of that impairment or other failure to comply with the Engineering Performance Standards. Any subsequent repairs in respect of that fault and any re-test in respect of that fault made in accordance with this Clause 6.2.3 shall be an Accountable Fault. All such network tests and re-tests will be organised as Planned Interruptions.

7    PERFORMANCE MONITORING

     7.1  PERFORMANCE DATABASE

          Performance monitoring in relation to the Transmission Services shall be by reference to the Performance Measures. All source material relevant to performance monitoring shall be recorded by TxCo in the Performance Database. The Performance Database will be archived on a monthly basis, following production of the monthly report referred to in Clause 7.3 and the data kept for 3 years from the end of the then current Year. All other Services will be monitored by the BBC in accordance with the terms of this Agreement, if any.

     7.2  FAULT REPORTING

          7.2.1 TxCo shall provide a fault Reporting information system operating in accordance with Schedule 5 to notify the BBC il it has failed to provide a Service and other-wise to test compliance with the matters set out in Clause 6 above and any matters comprised in the Services (which shall include responsibility to advise the BBC of any failure to meet the Engineering Performance Standards in accordance with
                    Schedule 5).

          7.2.2 As part of its fault reporting information system, TxCo shall maintain its existing Automatic Fault Reporting Equipment.

     7.3  PERFORMANCE REPORTING

          7.3.1 TxCo will Produce a monthly performance review report in the form set out in Schedule 10, Part 4 relating to Performance Measures, together with information showing details of actual performance which differs significantly from the Target Performance Measures (or Outlyers), in data form, for non-Priority Stations. The report shall be sent to the BBC Representative within seven days of the end of each month. In addition, the BBC will be sent by TxCo an electronic copy of the Performance Database showing performance over the immediately preceding month, on a monthly basis, within two weeks of the end of the relevant month.

          7.3.2 The Performance Database shall be maintained by TxCo. The BBC shall use the Performance Database and any information or data supplied pursuant to this Agreement relating to TxCo's compliance with this Agreement solely for the purposes of this Agreement. The BBC will be provided with copies of Service Messages produced, in accordance with
                    Schedule 5, electronically to the Operational Point of Contact and the BBC Representative.

8    CUSTOMER COMPLAINTS

     8.1 TxCo agrees that if it receives complaints from members of the public about BBC reception problems or otherwise relating to the BBC's Programmes, it will refer all such members of the public to the BBC's Engineering Information Department. TxCo will only deal with specified TV dealers and specified members of the public ringing its 0345 number in relation to customer complaints and comments about the Transmission Services and the BBC's Programmes.

     8.2 The BBC agrees not to publish and to keep confidential all TxCo telephone numbers other than those authorised in writing for publication by TxCo.

9    LICENSING

     9.1 TxCo shall be responsible for obtaining and/or complying with all necessary planning and building regulations and statutes, civil aviation clearances, consents, property title restrictions, superior landlord's consents (other than in relation to BBC Sites where it shall be the BBC's responsibility to obtain such consents), the NTL Agreement and any other necessary licences and consents required under the provisions of the Telecoms Act to enable TxCo to perform its obligations under this Agreement.

     9.2 The BBC shall be responsible for doing all that is necessary to assist TxCo to obtain all necessary licences and consents under the WTA and for digital radio or television multiplex licences and shall also assist TxCo in ensuring as far as is possible that the relevant government agency obtains all international frequency clearances as are required in each of those cases 491791/3.2 to provide the Services. TxCo will not be responsible for any failure to obtain such clearances or licences.

10   CONTINUITY OF PROVISION OF SERVICES

     Subject to the provisions of this Clause 10, TxCo shall ensure the provision of the Services on a continuous basis as set out in this Agreement and comply with the Engineering Performance Standards at all times when the BBC's Programmes are scheduled to be transmitted.

     10.1 ROUTINE MAINTENANCE, FAULT REPAIRS AND PLANNED INTERRUPTIONS

          10.1.1    ROUTINE MAINTENANCE, FAULT REPAIRS AND INTERRUPTIONS

                    TxCo shall only interrupt or reduce the Engineering Performance Standards for the Transmission Network at any one or more of the Stations for the purposes of access to works, safety and routine maintenance requirements if it has agreed such interruption or reduction with the BBC in advance, in which case each interruption or reduction shall be a Planned Interruption for the purposes of Clause 10.1.2. No such agreement is needed for repairing faults on TxCo Equipment or pursuant to the NTL Agreement or where TxCo is obliged to carry out work because of any legal or regulatory requirement. If a maintenance or fault repair is required under the terms of any of the Talk or Virgin Agreements or if any legal or regulatory requirement is not immediate, TxCo shall agree any interruption or reduction of the Engineering Performance Standards with the BBC and the BBC agrees to consider such requests in good faith with a view to ensuring that TxCo is not in breach of the Virgin or Talk Agreements or any such legal or regulatory requirement. In all such circumstances, such interruptions or reductions in the Engineering Performance Standards shall not be an Accountable Fault. If repairing faults for third party customers (other than pursuant to the NTL Agreement or either of the Talk or Virgin Agreements) results in any interruption to the Transmission Services or any reduced power operation, such an interruption or reduced power operation will constitute an Accountable Fault, giving rise to an entitlement by the BBC to Service Credits calculated in accordance with Schedule 10. Where otherwise such access, safety and routine maintenance works and/or repairs constitute and cause Accountable Faults, the BBC shall be entitled to recover Service Credits calculated in accordance with Schedule 10. Without prejudice to Clause 5.1 above, in the event of any routine maintenance, fault repairs or Planned Interruptions, TxCo may provide the Transmission Service by any means available whether permanently or temporarily so as to enable it to achieve the standards of the Service required by the relevant Engineering Performance Standards.

          10.1.2    PLANNED INTERRUPTIONS

                    TxCo or any third parties authorised by TxCo or exercising third party or other statutory rights may reduce or affect the Engineering Performance Standards in order to carry out inspections, alterations, renewal of or repairs to any equipment at any Station forming part of the Transmission Network, including any reduced power operation at any Priority Station and any notified power outages, provided TxCo shall not cause or otherwise permit such interruptions without first giving reasonable advance notice to the BBC, and shall obtain agreement from the BBC as to the dates and times that such interruptions shall take place, such agreement not to be unreasonably withheld or delayed. Such interruptions shall be "Planned Interruptions", as defined in Schedule 5. TxCo shall use all reasonable endeavours to minimise such Planned Interruptions. Interruptions of transmission of the BBC's Programmes for the purposes of routine maintenance shall only take place at monitored stations as Planned Interruptions. If any Planned Interruption is a result of TxCo performing services for a third party other than services relating to digital audio broadcasting or digital terrestrial television broadcasting or pursuant to the NTL Agreement or either the Talk or Virgin Agreements, or as a result of any legal or regulatory requirement, the interruption shall constitute an Accountable Fault.

          10.1.3    PERMITTED REMOVAL

                    The permitted removal of a Station in accordance with this Agreement shall not constitute a breach of the Engineering Performance Standards.

     10.2 EMERGENCY FAULT REPAIR

          10.2.1 In the event of any interruption to the provision of the Services as a result of a Force Majeure Event, or an imminent fault reasonably apparent to TxCo, TxCo may interrupt the transmission of the BBC's Programmes for the purposes of dealing with the emergency. TxCo will give the Operational Point of Contact immediate notice of the event and whenever possible shall give notice to the Operational Point of Contact of the duration of the interruption.

          10.2.2 TxCo shall use all reasonable endeavours to minimise the duration and effect on the provision of the Services of any unscheduled interruption or fault.

          10.2.3 In the case of an emergency when transmission of the BBC's Programmes cannot be restored at full power, reduced power will be employed.

     10.3 SERVICE PRIORITIES

          10.3.1 When all or any of the Services cannot be restored at full power, reduced power operation of all or any of the Services will be employed, if no other arrangements are available to maintain the agreed coverage of the Services. If it is not possible to restore all or any of the Services, the following priorities will normally apply:

                    (i) if the Station is at a site owned by, or leased or licensed (other than pursuant to the NTL Agreement) by, NTL ("NTL Stations"):

                              television: [*]

                              radio:      [*]

                    (ii) if the Station is at a TxCo Site ("TxCo Stations"):

                              television: [*]

                              radio:      [*]

          10.3.2    At radio-only Stations, BBC VHF takes priority over BBC MF.

          10.3.3 At NTL Stations without a BBC R4 or national regional equivalent service, BBC Local Radio will take first priority.

          10.3.4 During a state of national emergency, a different order of priority may be introduced and TxCo will comply with the instructions of the Operational Point of Contact or such other person as may be nominated in writing by the Operational Point of Contact.

          10.3.5 If New Services are added at a Station, the priority set out in 16.3.1 above shall not be altered.

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

     [*]

11   REVIEW OF PERFORMANCE REQUIREMENTS

     TxCo and the BBC will establish a Review Committee to deal with all major matters concerning the amendment, or the reviewing of the operation, of this Agreement. It will consist of two or more representatives of each party, including the TxCo Representative and the BBC Representative, the BBC's Director of Policy and Planning and the Deputy Director General of the BBC and the Chief Executive Officer of TxCo. Its remit will be as follows:

     11.1 to make recommendations to the parties regarding the need for and implementation of changes to the Services, including changing the designation of Stations as Priority Stations;

     11.2 to attempt to resolve any disputes that may arise between the parties which cannot be satisfactorily resolved between the TxCo Representative and the BBC Representative, and which are referred to it and to make recommendations to the parties regarding any such dispute;

     11.3 to monitor technological developments in telecommunications and broadcasting which may affect the provision of the Services and to make recommendations to the parties regarding the desirability of improving the Services in light of such changes and to consider and plan for the implementation of New Services;

     11.4 to make recommendations on changes to this Agreement required by reason of changes to the Charter and Agreement; and

     11.5   any other matters on which the parties agree from time to time.

12   CHARGES, PAYMENT AND BILLING

     12.1 CHARGES AND PAYMENT FOR THE SERVICES

            The Charges for the first Year of this Agreement shall be as set out in Schedule 2 and shall be payable in accordance with that Schedule.

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

     12.2    INVOICES

             12.2.1 Each invoice rendered by TxCo will be accompanied by the Billing Information set out in Schedule 2 and delivered in accordance with that Schedule.

             12.2.2 Except as set out in Schedule 2, all correct Charges on an invoice submitted by TxCo under this Agreement will be payable by the BBC on the 15th day of the month following the date of TxCo's invoice (or, if later, the 15th day following receipt of the relevant invoice) (the "due date") (without any set-off, deductions or withholding other than as set out below) by cheque, or by such other method as may be agreed from time to time between the parties.


             12.2.3 In the event that any Charges are disputed, the BBC shall be entitled to withhold any disputed amounts, provided the BBC shall have given reasonable notice to TxCo of the dispute relating to the Charges, together with reasonable written evidence to support the BBC's position. In the event that any Charges are withheld by reason of a dispute, TxCo and the BBC will both use their best endeavours to resolve any such disputed amount prior to the time of delivery of TxCo's next invoice.

     12.3    INTEREST ON LATE PAYMENT

             TxCo reserves the right to charge daily interest on outstanding amounts, including amounts disputed by the BBC but later agreed to, or found to be payable to TxCo, from the due date as defined in Clause 12.2.2 and until payment in full is received by TxCo at a rate equal to 2% above the Lloyds Bank Plc base lending rate as current from time to time, whether before or after judgment. Interest will continue to accrue on any unpaid amounts notwithstanding termination of this Agreement for any cause.

     12.4    FAILURE TO MEET SERVICE OBLIGATIONS - SERVICE CREDITS

             12.4.1 The amount of compensation payable by TxCo to the BBC for failing to comply with its obligations under this Agreement, including the Engineering Performance Standards, will be solely limited to Service Credits. TxCo shall not be liable to pay Service Credits to the BBC in any Year in excess of the Charges for the Year in respect of which the Charges were incurred. Service Credits shall not be payable in respect of DAB Services until the relevant Station has been Accepted by the BBC at which time there shall be no obligation to pay Service Credits in relation to such Station.

           12.4.2 The Charges payable hereunder will be subject to Service Credits in respect of failure by TxCo to meet the Engineering Performance Standards, calculated by reference to the Performance Measures as set out in Schedule 10. Any Service Credits incurred will be set against the Charges payable under the first invoice rendered by TxCo following the end of the Year in which the obligation to give Service Credits is determined in accordance with Schedule 10.

           12.4.3 Without prejudice to Clause 13.2.2, Service Credits will not be available to the BBC to the extent that the failure of TxCo to meet all or any part of the Engineering Performance Standards results directly from the BBC's act, fault or omission or from any Force Majeure Event.

           12.4.4 If there is a total failure to transmit any of BBC 1, BBC 2, Radio 1 FM, Radio 2 FM, Radio 3 FM, Radio 4 FM, Radio 4 MF/LF, Radio 5 Live, DAB Services or Regional Broadcasting or to transmit the DF Transmitted Services altogether in circumstances where the failure to transmit is an Accountable Fault or Clause 3.1.2 is not the sole reason for such failure, rather than a partial failure to transmit any of the services listed above, for anything other than an immaterial period of time having regard to the nature of the relevant BBC service, then TxCo shall not be entitled to make any charge for the relevant service and, in addition, shall be required to pay to the BBC up to 100% of the cost to the BBC of obtaining the equivalent service elsewhere. The BBC shall not be entitled to obtain such services elsewhere if TxCo is able at any reasonable time to perform such services and undertakes to do so, subject to any rights of termination under Clause 13, and subject to a reasonable period following notice of TxCo's intention to re-commence performance of the Services. If TxCo pays any monies under this Clause, no Service Credits shall be payable in respect of the period of time for which there is a failure to perform compensated under this Clause.

     12.5  CALCULATION OF SERVICE CREDITS

           12.5.1 The BBC will be entitled to Service Credits in respect of the Performance Measure for each of BBC1, BBC2, Radio 1, Radio 2, Radio 3, Radio 4 FM, Radio 4MF, Radio 5 Live, DAB and Regional Radio and Local Radio in accordance with Schedule 10, subject to this Clause 12.

           12.5.2 Service Credits shall be calculated as set out in Schedule 10, Part 1. They are intended to act as an incentive to TxCo to provide quality Services to the BBC.

13   TERMINATION

     This Agreement may be terminated at any time by agreement between the parties.

     13.1  THE SERVICES

           13.1.1  GENERALLY

                   If no notice of termination is given within one (1) year of the expiry of the Term, this Agreement shall continue from year to year until terminated on one (1) year's written notice to expire at the end of any Year of this Agreement.

           13.1.2  BY EITHER PARTY

                   Either party has the right to terminate this Agreement other than the Site Sharing Agreements, which Agreements shall be terminable in accordance with their terms, with immediate effect by notice in writing in the event that:

                   (i) a liquidator, administrative receiver, administrator or receiver is appointed (other than for the purpose of an amalgamation or reconstruction the terms of which have been previously approved by the party having the right to terminate (such approval not to be unreasonably withheld or delayed in the case of a solvent amalgamation or reconstruction) in respect of the whole or a material part of the assets and/or undertaking of the other party; or

                   (ii) the other party enters into an arrangement or composition with its creditors, or if it becomes unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986.

           13.1.3  SUSPENSION/TERMINATION OF INDIVIDUAL SERVICES

                   (i) TxCo may suspend provision of the Services in whole or in part until further notice on notifying the BBC either orally (confirming such notification in writing), or in writing with immediate effect if:

                         (a)  TxCo is entitled to terminate this Agreement; or

                         (b) TxCo is obliged to comply with an order, instruction or request of any Government minister, the Home Office, the Channel Islands authorities, an emergency services organisation or other competent administrative authority.

                   (ii) if TxCo exercises its right of suspension in respect of an event referred to in Clause 13.1.3(i), this will not exclude TxCo's right to terminate this Agreement later in respect of that or any other event, nor will it prevent TxCo from claiming damages from the BBC resulting from such event if the BBC is in breach of this Agreement.

                   (iii) Notwithstanding Clause 13.1.3(i)(b), it is acknowledged that, in the event of an emergency, the respective obligations of the BBC and TxCo will be governed by special arrangements under the relevant Emergency Powers and TxCo agrees that it will not suspend service to the BBC other than on the instructions of the relevant authorities in the event of an emergency.

     13.2  FORCE MAJEURE

           13.2.1 In the event of the occurrence of a Force Majeure Event affecting either TxCo or the BBC, the affected party shall give notice in writing thereof to the other party as soon as possible and shall likewise give notice on the cessation of the Force Majeure Event. The parties agree to discuss a course of action and to comply with any agreed course of action pursuant to Clause 13.2.2. Subject thereto, if the Force Majeure Event continues for a period of more than 60 days following a failure to either agree a course of action under Clause 13.2.2 or to comply with such a course of action, then the non-defaulting party shall have the right to terminate either:

                   (i) subject to Clause 13.3 below, in the case of any affected Deferred Facilities, the Site Sharing Agreement (if any) for the Station so affected by 30 days' written notice; or

                   (ii) the provision of the Services or any of the Services from the Station so affected by 30 days' written notice; or

                   (iii) where the Force Majeure Event affects all or
                         substantially the whole of the Stations comprised in all or part of this Agreement, terminate all or that part of this Agreement, in the case of (i) or (ii) above upon giving 30 days' written notice of such termination to the other party and in the case of this paragraph giving to the other not less than 90 days' prior written notice.

           13.2.2 Where a Force Majeure Event occurs, other than one affecting delivery of the BBC's Programmes to TxCo for transmission which causes suspension of the Services, the BBC and TxCo shall discuss and agree on the most appropriate course of action to be taken for a resumption of the Services and/or the provision of a temporary service and the timescale within which such action is to be taken. If, having agreed a timescale for the resumption of any Service, TxCo shall fail to comply with that timescale not having agreed any extension of time, then the BBC shall be entitled to serve notice on TxCo requiring that, unless the Services are resumed within a period of seven working days for a non-Priority Station and three working days for a Priority Station from the deemed date of delivery of the notice (ascertained in accordance with Clause 22), then the BBC shall be entitled to receive Service Credits for the Charges for that Station from the end of the seven day or three day period referred to above to the date on which the Services are resumed or a temporary service provided.

     13.3  EMERGENCY SERVICES

           To the extent that any Force Majeure Event relates to the provision of either the Emergency Services, compliance with a direction under
           Section 94 of the Telecoms Act or activation of the Deferred Facilities, the provision of this Agreement relating to such Services shall prevail and Clause 13.2 shall not take effect if it would only have taken effect by reason of events giving rise to the need for TxCo to perform the Emergency Services, in accordance with the relevant direction or activation of the Deferred Facilities.

     13.4  TERMINATION FOR BREACH

           Either party will have the right to terminate this Agreement, without prejudice to its other rights and remedies, by notice in writing taking effect 30 days after the date of the notice, in the event that the other party is in material breach of this Agreement, and, in the case of a breach which is material or could amount to a material breach if not remedied and which, in either case, is remediable, fails to remedy the breach within a reasonable time (being not less than 60 days) specified in the written notice to either TxCo and to any person to whom TxCo has assigned the benefit of this Agreement in accordance with Clause 17.1 or to the BBC, as appropriate, requesting the breach to be remedied.

     13.5  TERMINATION ON CHANGE OF CONTROL

           13.5.1  The BBC will be entitled to terminate this Agreement if:

                   (i) there is a Change of Control of a Relevant Company other than on:

                         (a) the disposal of TxCo pursuant to the Proposed Sale Agreement;

                         (b) a transfer of Shares between an existing shareholder in a Relevant Company and an Associate of such shareholder; or

                         (c) the creation of a mortgage, charge, encumbrance or security interest over or in respect of any Shares of a Relevant Company;

                   (ii) either of CTC or TDF or any Associate of either of them breaches any of the undertakings contained in Clause 3 of the Commitment Agreement;

                   (iii) at any time before Listing there is a disposal of any
                         Shares in a Relevant Company to any UK broadcast transmission operator.

           13.5.2 TxCo shall notify the BBC as soon as possible after it or any Relevant Company becomes aware of any Change of Control of a Relevant Company, or of any potential Change of Control or in other circumstances which would or might give rise to a termination right under this Clause 13.5.

           13.5.3 The BBC agrees that it will only exercise its right to terminate pursuant to a Change of Control which arises in the circumstances set out in paragraph (i) (a) or (iii) of the definition of Change of Control if it reasonably considers that the event giving rise to such right is contrary to the BBC's corporate interests and/or those of Her Majesty's Government and the BBC agrees that any notice of termination (regardless of the period of notice set out in such notice) will be given by the BBC within one month of receipt of notice of the relevant event. The BBC agrees to consider in good faith any request for the sale of any Relevant Company's Shares or any other arrangement which might otherwise give rise to such a termination right, having regard to the reasonable interests of the BBC, TDF and CTC, and each Relevant Company and those of Her Majesty's Government.

           13.5.4  For the purposes of this Clause 13.5:

                   "Acting in Concert" has the meaning given to it in The City Code on Takeovers and Mergers;

                   "Associate" means, in relation to a person, (a) a subsidiary or holding company (as those terms are defined by Section 736 of the Companies Act 1985) of that person or a subsidiary of that person's holding company (a "Group Company"); or (b) any limited partnership, the general partner of which is a Group Company; (c) any limited partner in any limited partnership, the general partner of which is a Croup Company; (d) any fund managed or advised by a Group Company; (e) any employee of such person or any Group Company; (f) who is a partnership, that party's constituent partners, and (g) in the case of Berkshire, Berkshire Fund IV, a limited partnership;

                   "Berkshire" means Berkshire Fund IV Investment Corp;

                   "Candover" means Candover Investments plc;

                   "Completion" means completion of the sale to Castle Transmission Services (Holdings) Limited (formerly Dichold Limited) of the whole of the issued share capital of TxCo pursuant to the Proposed Sale Agreement;

                   "Commitment Agreement" means the agreement of even date between the BBC, CTC, TeleDiffusion de France SA and TDF as amended from time to time and as supplemented by any deed of adherence to such agreement;

                   "Control" has the meaning given to it in Schedule 2, Part 1 paragraph (3)(b) of the Broadcasting Act 1990, as amended by the 1996 Act; and "Controlled" has a corresponding meaning;

                   "Change of Control" means in relation to a Relevant Company:

                   (i) before a Listing, where a Third Party acquires, obtains in any manner or in any circumstances comes to hold:

                         (a)  Control of a Relevant Company;

                         (b) a Relevant interest in a Relevant Company's Share capital; or

                         (c) such Interest in the Relevant Company's Share capital as would, when taken with those already held by such Third Party or by any Associate of, or person Controlled by or Acting in Concert with, such Third Party, amount to a Relevant Interest,

                   PROVIDED THAT for the purposes of (a), (b), and (c) above, any interest held by CTC or TDF or persons Acting in Concert with CTC or TDF or any of their prospective Associates prior to the relevant circumstances shall be disregarded for the purpose of determining whether a Relevant Interest or Control has been acquired, obtained or is held;

                   (ii) on or alter a Listing, where a Third Party acquires, obtains in any manner or in any circumstances comes to hold:

                         (a) a Relevant Interest in a Relevant Company's Share capital; or

                         (b) such Interest in the Relevant Company's Share capital as would, when taken with those already held by such Third Party or by any Associate of, or person Controlled by or Acting in Concert with, such Third Party, amount to a Relevant Interest;

                   (iii) on or after a listing, a Third Party, by itself or
                         together with any persons Acting in Concert with it, obtaining in any manner or in any circumstances coming to hold an Interest in 25% or more of the Shares of a Relevant Company and Control of the Relevant Company,

                   PROVIDED THAT any scheme of arrangement for the purpose of reconstruction or reorganisation of the assets of a Relevant Company shall not, without further alteration in Control, constitute a Change of Control;

                   "CTC" means Castle Tower Holding Corporation;

                   "Interest" means, in relation to the Shares of a Relevant Company, any legal or beneficial interest in them or any right or power (whether conditional or unconditional and whether legally enforceable or otherwise) to exercise control (directly or indirectly) over the disposal of those Shares or over the manner of exercise of any right to vote in a general meeting attached to such Shares;

                   "Indirect Interest" means, where a company ("A") has an interest (directly or through one or more intermediate companies) in the Shares of a company ("B") which, in turn, has an interest in the Shares of another company ("C") (in which A is not directly interested), B's percentage interest in the Shares of C multiplied by such percentages as represent each of the percentage interests in the Shares of B held directly by A or through one or more intermediate companies in which A has an Indirect Interest.

                   "Listing" means the first listing of any of the Shares of any Relevant Company on any stock exchange or public dealings facility and "listed" shall be construed accordingly;

                   "Relevant Interest" means, in relation to any Shares of a Relevant Company:

                   (i) on or after a Listing an Interest in 30 per cent or more of the Relevant Company's Shares; or

                   (ii) at any time before a Listing, any Interest (other than any Interest of Candover or Berkshire or any of their respective Associates) which taken together with any other direct Interest or Indirect Interest in the Shares of CTS exceeds the combined Indirect Interest of TDF and CTC in the Shares of CTS at that time;

                   "Relevant Company" means TxCo or any holding company (as that term is defined by Section 736 of the Companies Act 1985) of TxCo;

                   "Relevant Person" means, in relation to a Relevant Company, any person or any one of two or more persons Acting in Concert who have Control of the Relevant Company;

                   "Shares" means, in relation to a Relevant Company, the shares in the relevant share capital (as that expression is defined in Section 198(2) of the Companies Act 1985) of that Relevant Company and shall include any shares which have been allotted (whether conditionally or unconditionally);

                   "TDF" means TeleDiffusion de France International; and

                   "Third Party" means any person other than a Relevant Person or an Associate of a Relevant Person.

     13.6  CONSEQUENCES OF TERMINATION

           Upon termination of this Agreement for any reason the BBC will:

           13.6.1 immediately cease to make use, and shall procure that any Affiliate immediately ceases to make use, of the Services; and

           13.6.2 immediately cease to make use, and shall procure that any Affiliate immediately ceases to make use, of the TxCo Equipment.

     13.7  DETAILS OF EMPLOYEES

           Six months before the termination or assignment of this Agreement, or if the Agreement is terminated without notice for any reason as soon as reasonably practicable, but in either case if requested to do so by the BBC where there is a reasonable prospect that the Transfer Regulations will apply to transfer the contracts of employment of some or all of the Employees upon such termination or assignment of this Agreement, TxCo will provide, and will procure that any Relevant Employers will provide, to the BBC, or at the BBC's request to the Successor Operator, the following particulars of the Employees employed as at that date to the extent permitted by law:

           13.7.1 name, sex and the date on which continuity of employment began for each Employee for statutory purposes;

           13.7.2  the terms and conditions of employment of each such Employee;

           13.7.3 all payments, benefits or changes to terms and conditions of employment promised to any such Employee;

           together with particulars of:

           13.7.4 dismissals of any other Employees or terminations of employment effected within 12 months of the Transfer Date;

           13.7.5 all agreements or arrangements entered into in relation to any such Employee between TxCo or any other Relevant Employer and any trade union or association of trade unions or organisation or body of employees including elected representatives; and

           13.7.6 all strikes or other material industrial action taken by any such Employee within 12 months of the Transfer Date.

     13.8  TRANSFER REGULATIONS

           13.8.1 On termination of this Agreement the Transfer Regulations may transfer the Relevant Employees to the BBC or the Successor Operator. If the Transfer Regulations have effect the following provisions shall apply:

                   (i) the contract of employment of each of the Relevant Employees (save insofar as such contract relates to any occupational pension scheme) shall be transferred to the BBC or, as the case may be, the Successor Operator with effect from the Transfer Date which shall be the "time of transfer" under the Transfer Regulations;

                   (ii) TxCo shall perform and discharge all its obligations in respect of all the Relevant Employees for its own account up to and including the Transfer Date including, without limitation, discharging all wages and salaries of the Relevant Employees, all employer's contributions to any relevant occupational pension scheme and all other costs and expenses related to their employment (including, without limitation, any taxation, accrued holiday pay, accrued bonus, commission or other sums payable in respect of service prior to the close of business on the Transfer Date) and shall indemnify the Successor Operator and keep the Successor Operator indemnified against each and every action, proceeding, liability (including, without limitation, any taxation liability directly related to the Relevant Employees), cost, claim, expense (including, without limitation, reasonable legal fees) or demand arising from, TxCo's failure so to perform and discharge. The BBC shall, or, as the case may be, shall procure that the Successor Operator shall perform and discharge all its obligations from the Transfer Date;

                   (iii) TxCo shall indemnify the Successor Operator (on an
                         after-tax basis) and keep the Successor Operator so indemnified against each and every action, proceeding, cost, claim, liability (including, without limitation, any taxation liability directly related to the Relevant Employees), expense (including, without limitation, reasonable legal fees) or demand which relates to or arises out of any act or omission by TxCo or any other event or occurrence prior to the Transfer Date and which the Successor Operator may incur in relation to any contract of employment or collective agreement concerning one or more of the Relevant Employees pursuant to the provisions of the Transfer Regulations or otherwise including, without limitation, any such matter relating to or arising out of:

                         (a) TxCo's rights, powers, duties and/or liabilities (including, without limitation, any taxation) under or by virtue of any such contract of employment or collective agreement, which rights, powers, duties and/or liabilities (as the case may be) are or will be transferred to the Successor Operator in accordance with the Transfer Regulations; or

                   (b) anything done or omitted before the Transfer Date by or in relation to TxCo in respect of any such contract of employment or collective agreement or any Relevant Employee, which is deemed by the Transfer Regulations to have been done or omitted by or in relation to the Successor Operator;

                   (iv) if any contract of employment or collective agreement which is not in accordance with Clause 13.7 above disclosed in writing to the BBC, or at its request to the Successor Operator, by TxCo prior to the Transfer Date shall have effect as if originally made between the Successor Operator and any employee ("Undisclosed Employee") or a trade union as a result of the provisions of the Transfer Regulations (without prejudice to any other right or remedy which may be available to the Successor Operator):

                         (a) the Successor Operator may, upon becoming aware of the application of the Transfer Regulations to any such contract of employment or collective agreement and in any event within 3 months of the Transfer Date, terminate such contract or agreement forthwith, and TxCo shall indemnify the Successor Operator (on an after-tax basis) in respect of any Undisclosed Employee so dismissed on the same terms mutatis mutandis as TxCo has indemnified the Successor Operator in respect of a Relevant Employee pursuant to the terms of Clause
                              13.8.1 (ii) and 13.8.1 (iii); and

                         (b) TxCo shall indemnify the Successor Operator (on an after-tax basis) against each and every action, proceeding, cost, claim, liability (including, without limitation, reasonable legal fees) or demand relating to or arising out of such termination and reimburse the Successor Operator for all costs and expenses (including, without limitation, any taxation) incurred in employing such employee in respect of his employment following the Transfer Date provided that if, within 3 months of the Transfer Date, the Operator has not dismissed such Undisclosed Employee, such Undisclosed Employee shall be deemed for all purposes of this Agreement to be and at all relevant times to have been a Relevant Employee and so that this Clause 13.8.1 (iv) shall not apply in respect of such Undisclosed Employee; and

                   (v) TxCo shall indemnify the Successor Operator (on an after-tax basis) and keep the Successor Operator so indemnified against each and every action, proceeding, cost, claim, liability (including, without limitation, any taxation), expense (including, without limitation, reasonable legal fees) or demand which relates to or arises out of any dismissal (including, without limitation, constructive dismissal) by TxCo of any employee (not being a Relevant Employee) which the Successor Operator may incur pursuant to the provisions of the Transfer Regulations.

           13.8.2 If TxCo assigns this Agreement to the TxCo Assignee, or sub-contracts its obligations under this Agreement in respect of all or part of the Services to any firm, person or company (the "TxCo Sub-Contractor"), TxCo shall procure that the TxCo Assignee or, as the case may be, the TxCo Sub-Contractor will indemnify the Successor Operator in the same terms, mutatis mutandis, as TxCo has indemnified the Successor Operator in Clause 13.8.1.

           13.8.3 In Clause 13.8.1 the undertakings and indemnities given by TxCo to the Successor Operator shall be given to the BBC for itself and as trustee for any BBC Assignee or the Successor Operator.

14   THIRD PARTY SERVICES

     14.1 Nothing in this Agreement shall prevent or interfere with any existing arrangements made by TxCo to transmit programmes or other broadcast and non-broadcast signals made by or on behalf of third parties or to provide telecommunication services to any third parties from any of the Stations during the term of this Agreement or from entering into any new arrangements with any third parties to provide broadcasting, transmission and/or any other telecommunications services from the Stations provided that such new arrangements shall not detrimentally affect the existing contracted provision of the Services to the BBC and further provided that TxCo agrees not to use the frequencies set out in Annex A other than for performance of the Transmission Services unless the BBC consents to such use or as TxCo is contractually bound to do at the date hereof.

     14.2 For the avoidance of doubt the parties hereto agree and confirm that any exercise by TxCo of its rights described in Clause 14.1 hereof shall not affect or otherwise entitle the BBC to require any reduction or other adjustment to the Charges payable under this Agreement at any time during the Term other than as set out in Clause
           10.1 above.

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

15   WARRANTIES AND UNDERTAKINGS

     15.1 TxCo hereby warrants and undertakes that it holds and will continue to hold during the Term all necessary licences and consents under the Telecoms Act and the WTA and all consents and clearances of whatever nature as is required to enable it to perform its obligations under this Agreement and shall comply with the terms of all such licences and consents and shall not do anything or omit to do anything which would cause such licences or consents to be revoked or not renewed.

     15.2 The BBC shall obtain at its own expense and hold during the currency of this Agreement all necessary licences and consents under the Charter and Agreement, the Broadcasting Act, the 1996 Act, the WTA (which, for the avoidance of doubt will not include a broadcasting services licence under the WTA) and all consents, clearances and other rights of whatsoever nature which are required to permit the BBC to perform its obligations under this Agreement and otherwise and shall do all things necessary to comply with the terms of such licences and consents and shall not do anything or omit to do anything which would cause such licences and consents to be revoked or not renewed.

     15.3 TxCo shall do all things necessary to renew any leases or licences for the Sites on which the Stations identified in the list contained in Annex 1 or any substituted list inserted therein are located, so that they subsist for the duration of this Agreement or any agreed renewal of the same, provided that (subject to Clause 5.1 above) TxCo shall not be required to renew such leases or licences on other than reasonable terms.

16   LIABILITY AND INSURANCE

     16.1 Both parties agree to maintain insurance against any loss, damages, claims or actions arising from:

           16.1.1  personal injury or death;

           16.1.2  public liability; and/or

           16.1.3 any other liability for which either is required by law to insure,

           arising out of the performance of this Agreement, the Site Sharing Agreements, R&D Services Agreement, the Computer Services Agreement, the General Services Agreement, the Teleswitching Agreement or the Telecommunications Agreement (collectively, the "Contracts") or the ownership or occupation of the BBC Sites or the TxCo Sites. Where TxCo engages a subcontractor, it shall ensure that its insurance includes cover for its liabilities in respect of the acts and omissions of its sub-contractors or that its sub-contractors have their own insurance with appropriate cover in the light of the work to be undertaken by the sub-contractors. TxCo agrees to maintain insurance cover adequate to cover the risks which it is likely to incur, with a minimum of primary public and products liability insurance in a form reasonably acceptable to the BBC providing for payment of a sum up to (Pounds)50 million for any one occurrence (or in the annual aggregate for products liability) and, in the case of third party property damage arising out of the use of private vehicles, unlimited cover and, in the case of third party property damage, arising out the use of commercial vehicles, (Pounds)5 million in respect of one occurrence, and employers liability insurance sufficient to meet its statutory requirements and sufficient to cover any liabilities to past or present employees under the Transfer Scheme. As at the Commencement Date the BBC confirms that it has been informed of TxCo's insurance cover and considers it reasonable.

     16.2 TxCo shall additionally effect and maintain all risks or loss or damage to property and business interruption insurance in a form reasonably acceptable to the BBC in respect of each of the Stations, DF Assets, the TxCo Sites and all TxCo Equipment used to provide the Services covering the full re-instatement value of all such assets and the reasonable cost of any replacement Transmission Services from the Stations or any other stations used to supply any part of the Transmission Services.

     16.3 Subject to Clauses 16.1 and 16.2 above, each of the BBC and TxCo shall indemnify the other on an after-tax basis against all claims or actions brought against the other by any third party for personal injury or loss of, or damage to, property or any other loss occasioned by Interference or denial of access caused as a result of any wilful or negligent act or wilful or negligent omission by the party from whom indemnification is sought (including but not limited to the performance of any operations or the provision of services or of equipment). The party from whom indemnification is sought shall have the right to conduct or settle any proceedings brought by a third party against the other party or subject to reimbursing the other party any costs of such proceedings and any damages, costs and expenses payable by the indemnified party arising out of those proceedings. Both parties will notify the other as soon as possible of the existence of a claim which is reasonably likely to give rise to a claim for indemnification under this Clause.

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

     16.4 Subject to Clauses 16.1 and 16.3 above, each of the BBC and TxCo will indemnify the other on an after-tax basis against any loss incurred by the relevant party resulting from damage to that party's property or injury to its employees or the employees of its agents or sub-contractors arising out of any breach of any of its obligations, warranties or undertakings contained in any of the Contracts or any other agreements between the parties or any other negligent or wilful act or omission of the party from whom an indemnity is sought. The party from whom indemnification is sought shall have the right to conduct any proceedings brought by a third party against the other party or to settle any such proceedings subject to reimbursing the other party any costs of such proceedings and any damages, costs and expenses payable by the indemnified party arising out of those proceedings.

     16.5 Neither TxCo nor the BBC shall be held responsible for the consequences of any act or omission or misconduct of any third party, unless:

           16.5.1 such third parties are in the employment of or providing sub-contracted services to either TxCo or the BBC at the time the incident takes place; or

           16.5.2 the party claimed against has recovered damages in respect of such act, omission or misconduct directly from the relevant third party or otherwise where it has recovered insurance (and in each such case to the extent of such recovery or insurance claim) provided that where such party is entitled to claim damages and/or recover under such insurance policy it shall use all reasonable endeavours to do so as soon as reasonably practicable, in which circumstances the provisions of Clauses 16.3 and 16.4 above shall apply.

     16.6 TxCo shall not be liable to the BBC for loss of profits or for any indirect, special, incidental or consequential loss whatsoever arising out of its performance of or failure to perform any of the Contracts or otherwise. For the avoidance of doubt, TxCo is liable to pay to the BBC any Service Credits payable in accordance with
           Schedule 10, subject to the provisions of Clause 12.

     16.7 The BBC shall not be liable to TxCo for loss of profits or for any indirect, special, incidental or consequential loss whatsoever arising out of its performance of or failure to perform any of the Contracts or otherwise provided that this Clause is not intended to operate nor shall it operate to deprive TxCo of damages comprising the direct profit and any other direct losses which it would otherwise have recovered from the BBC for breach of any of the Contracts.

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

     16.8 TxCo agrees to maintain insurance covering professional indemnity of at least ,5 million per year, commensurate with the nature of the risks undertaken in that year, including all risks assumed under the General Services Agreement.

     16.9 Without prejudice to Clause 16.6, TxCo's aggregate liability in any one Year to the BBC for any loss suffered by the BBC and caused or contributed to by TxCo shall not exceed [*].

     16.10 In the event of loss or damage to any of the BBC DF caused by the negligence or wilful act of any employee or agent or subcontractor of TxCo, TxCo may (without prejudice to the BBC's other rights and remedies), at its own expense and as soon as practicable, and recognising that time is of the essence, either restore such BBC DF substantially to the condition that they were in immediately before such damage, or, at its own election, replace such of the damaged BBC DF with equipment in a condition similar to or better than that of the BBC DF immediately before such loss or damage.

     16.11 Neither party excludes or restricts liability for death or personal injury resulting from its own negligence or from liability arising under the Health and Safety at Work Act 1974 or any regulations made pursuant to that Act.

     16.12 Save to the extent that monies are recovered via any third party insurance policy or policies effected by third party contractors, no liability under this Agreement shall attach to TxCo, its employees or contractors in respect of the performance, safety or suitability for its purpose of any of the BBC DF except where the installation of the same was supervised or carried out by, or on behalf of, TxCo and except insofar as TxCo is in breach of its maintenance obligations as set out in Schedule 9.

     16.13 The BBC shall be legally responsible for insuring or procuring the insurance of the BBC DF (insofar as it is able) against fire and such other usual commercial risks as the BBC may reasonably decide for full replacement cost and for the purposes of any third party claim for the duration of this Agreement.

     16.14 Where requested by the BBC, TxCo agrees to provide the BBC with a copy of the relevant policy or policies or evidence of such insurance and its material terms referred to in this Clause 16,

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

            which shall be treated by the BBC as confidential information belonging to TxCo. TxCo will also notify the BBC of any substantive chance to the insurance programme maintained by it and referred to in this Clause 16 or the risks covered.

     16.15 Subject to Clause 16.1 above, the BBC's liability for all matters under the Contracts, other than for payment of the Charges under this Agreement and any charges under any other of the Contracts or in respect of the repudiatory breach of any of the Contracts, shall be limited to [*].

     16.16 This Agreement sets out the full extent of each party's obligations and liabilities relating to the Services whether in contract, tort, negligence, breach of statutory duty or otherwise. In particular, there are no conditions, warranties or other terms, express or implied, as to satisfactory quality, fitness for purpose or of any other kind whatsoever that are binding on TxCo except as specifically set out in this Agreement. Any other condition, warranty or other term relating to the provision of the Services which might otherwise have been implied into this Agreement by statute, common law or otherwise is hereby excluded.

     16.17 TxCo shall discuss and comply, where any BBC disaster recovery plan covers the Services or any part of the Services, with the BBC disaster recovery plan or any other emergency procedures which may be developed from time to time and notified to TxCo by the BBC, and develop, test and use its own disaster recovery Plan or other emergency procedures, to ensure that the provision of the Services to the BBC are sustained to TxCo's best ability in the event of any disaster or emergency. The BBC will reimburse TxCo for any reasonable additional costs incurred by TxCo at the request of the BBC in complying with, or testing, the BBC disaster recovery plan or any other emergency procedures.

17   ASSIGNMENT AND SUB-CONTRACTING

     17.1 This Agreement is personal to the parties hereto and they shall not assign, transfer, charge or deal in any other manner with this Agreement other than as expressly set out below except that TxCo shall be entitled to assign its rights to payments under this Agreement by way of security to any person providing finance to it or its holding company(ies).

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

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

     17.2 Each of TxCo and the BBC shall be entitled to transfer this Agreement to any of its wholly owned subsidiaries provided that:

            17.2.1 each party procures that the transferee is bound by a direct covenant with the other party to observe all the terms of this Agreement and the covenants and obligations by the transferor contained in the Site Sharing Agreements and this Agreement; and

            17.2.2 if any transferee ceases to be a wholly owned subsidiary of either the BBC or TxCo, as the case may be, this Agreement will be transferred back to TxCo or the BBC, or to one of their wholly owned subsidiaries.

18   FORCE MAJEURE

     18.1 Neither party shall be liable to the other for any failure to perform its obligations hereunder which shall be caused by a Force Majeure Event, except to the extent that the Force Majeure Event requires performance of any of the Emergency Services or the DF Transmitted Services and except that the Force Majeure Event shall not excuse payment by the BBC of any of the charges for Services received.

     18.2 Subject to Clause 18.1 above and without prejudice to its rights under Clause 13.2 above, TxCo shall nevertheless use its reasonable endeavours to carry cut the Services while the Force Majeure Event subsists.

19   AMENDMENTS TO THIS AGREEMENT

     No amendment to this Agreement shall be effective unless it is in writing and signed by the BBC's Director of Policy and Planning and the TxCo Representative on behalf of both parties.

20   INFORMATION AND CONFIDENTIALITY

     20.1 The BBC will as soon as possible provide TxCo (free of charge) with all such information and cooperation that TxCo may reasonably require in accordance with any agreements for the sharing of services, including under the R&D Services Agreement and the Telecommunications Agreement, and which the BBC is able to provide from time to time to enable TxCo to perform its obligations under this Agreement.

     20.2 Subject to the terms of any other agreement between the parties, each party agrees and undertakes that during the term of this Agreement, and thereafter, it will keep confidential and will not use for its own purposes or, without the prior written consent of the other, disclose to any third party the terms of this Agreement or any information of a confidential nature which is supplied to it under this Agreement or of which it becomes aware in the performance of this Agreement unless:

            20.2.1 such information is required to be disclosed to TxCo's bankers, TxCo's holding company and any shareholders of its holding company (subject in each case to such companies or individuals agreeing that the information shall be confidential in terms substantially similar to this Clause 20.2); or

            20.2.2 such information is public knowledge, or subsequently becomes public knowledge, other than by breach of this Agreement; or

            20.2.3 such information subsequently comes lawfully into the possession of the party in question from a third party; or

            20.2.4 the disclosure of such information is required by any court of competent jurisdiction or any regulatory authority, including any recognised stock exchange or any taxation authority.

     20.3 To the extent that it is necessary to disclose confidential information pursuant to the provisions of this Clause 20 or otherwise as necessary to implement the provisions of this Agreement, either party may disclose any confidential information concerning this Agreement, including any information contained in the Annexes hereof, to such, of its employees or, in the case of the BBC, to such of the BBC's Nominated Contractor(s) as may be reasonably necessary on a "need-to-know basis", provided that before any such disclosure such party shall make such persons aware of its obligations of confidentiality under this Agreement and shall at all times procure compliance by such persons therewith.


     20.4 The obligations of confidentiality hereunder shall not apply to prevent the supply of confidential information to the Department of National Heritage, the Home Office, the Cabinet Office, the Foreign and Commonwealth Office, the Office of Fair Trading, the Radiocommunications Agency, the Department for Trade and Industry, the Radio Authority, the Independent Television Commission, the Office of Telecommunications or such other similar regulatory body.

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

21   INTELLECTUAL PROPERTY RIGHTS

     21.1 If, in the course of or as a result of any Services provided by TxCo to the BBC, any of TxCo's employees or agents create any document or other material protected by copyright or other intellectual property right, it is agreed that all legal and beneficial rights in it will be owned by TxCo and the BBC will have no rights in it beyond a non-exclusive licence to make copies for internal use of any document or other material necessary for the purpose of making use of the Services provided that where such material consists of software the BBC will maintain not more than one backup copy or reproduction of the software and will ensure that such copies are kept in a locked cabinet at all times when not in use and do not pass outside the BBC's control. The BBC's Representative will sign any assignment or other instrument which may be reasonably necessary to give effect to this provision.

     21.2 If, as a result of any assistance provided by the BBC to TxCo under this Agreement, any of the BBC's employees or agents create any document or other material protected by copyright or other intellectual property right, it is agreed that all legal and beneficial rights in it will be owned by the BBC and TxCo will have no rights in it beyond a non-exclusive licence to make copies for internal use of any document or other material necessary for the purpose of providing the Services provided that where such material consists of software TxCo will maintain not more than one backup copy or reproduction of the software and will ensure that such copies are kept in a locked cabinet at all times when not in use and do not pass outside TxCo's control. The TxCo Representative will sign any assignment or other instrument which may be reasonably necessary to give effect to this provision.

     21.3 In the event that during the performance of their respective obligations under this Agreement any employees or agents of the BBC and TxCo jointly create any document or other material protected by copyright or other intellectual property right, BBC and TxCo will negotiate in good faith to agree the terms and conditions of ownership of all the legal and beneficial rights in and use of it.

     21.4 Without prejudice to Clause 4.3.3, the BBC will, subject to a limit on its liability of [*] in respect of any one such claim or related series of claims or [*] for all such claims arising in any jurisdiction in any 12 month period, indemnify TxCo against any claims, proceedings and expenses arising from infringement (or alleged infringement) of any patent, design, copyright or other intellectual property right by reason of:

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

            21.4.1 work carried out by TXCO, its agents or employees in accordance with directions or specifications given by the BBC where and to the extent that such infringement (or alleged infringement) results only from any negligent act or default of the BBC or where the BBC does not inform TxCo of any limitation on the use of such intellectual property right;

            21.4.2 the connection of any BBC DF to the Transmission Network or the use of any BBC DF in conjunction with the Transmission Network where, in either case, the infringement is attributable solely to the connection or use of BBC DF; or

            21.4.3 the connection of the MBN Core Network and other BBC Equipment to the Transmission Network where, in any case, the infringement is attributable to the connection, use or maintenance of BBC Equipment or the equipment comprised in the MBN Core Network.

     21.5 TxCo will, subject to a limit on its liability of [*] in respect of any one such claim or related series of claims or [*] for all such claims arising in any jurisdiction in any 12 month period, indemnify the BBC on an after-tax basis against any claims, proceedings and expenses arising in any jurisdiction from infringement (or alleged infringement) of any patent, design, copyright or other intellectual property right arising from the connection of any TxCo Equipment to the BBC DF or the BBC's use thereof in conjunction with the Transmission Network where in either case the infringement is attributable solely to the connection or use of TxCo Equipment.

     21.6 In respect of the indemnities given by each party in this Clause 21, the party entitled to claim under the indemnity (the "indemnified") will notify the other party (the "indemnifier") within seven days in writing of any allegation of infringement and the indemnified:

            21.6.1  will make no admission relating to the infringement;

            21.6.2 will allow the indemnifier full discretion to conduct or settle all negotiations and proceedings, subject to receiving reasonable security for costs and damages; and

            21.6.3 will give the indemnifier all reasonable assistance in respect thereof.

     21.7 Both parties will endeavour not to interfere with or otherwise jeopardise the intellectual property rights of the other.

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

22   EMPLOYEES

     22.1   TERMS OF EMPLOYMENT OF EXISTING EMPLOYEES

            TxCo shall not, and shall procure that any other Relevant Employer shall not, without the prior consent of the BBC (which shall not be unreasonably withheld or delayed), vary, or purport or promise to vary, the terms or conditions (as amended from time to time) of employment of any Employee (including a promise to make any additional payment or provide any additional benefit) where such variation or addition:

            22.1.1 takes effect at any time after either party has served notice pursuant to Clause 2.2 of this Agreement unless it is in the ordinary course of business and, when aggregated with any other variation or addition which takes effect during such period, represents an increase in the remuneration of the Employee of no more than the percentage increase in the level of the Average Earnings Index between the month for which such index was last Published at the time the variation or addition is made or proposed and the month falling 12 months before such month; or

            22.1.2 first takes effect in whole or in part after this Agreement has terminated; or

            22.1.3 results in any such employment not being terminable by the Relevant Employer within six months after the Agreement has terminated; or

            22.1.4 relates to a payment or the provision of a material benefit triggered by termination of employment after the Agreement has terminated, or

            22.1.5 relates to the provision of a benefit (but excluding base salary) which takes effect at any time after either party has served notice pursuant to Clause 2.2 of this Agreement or which any such Employee will or may have a contractual right to first receive after the Agreement has terminated; or

            22.1.6 prevents, restricts or hinders any such Employee after the Agreement has terminated from working for the BBC or the Successor Operator or from per-forming the duties such Employee performed for TxCo.

     22.2   CHANGES IN NUMBERS AND TOTAL COST OF EMPLOYEES

            Subject to and excluding any increase in the remuneration of Employees permitted under Clause 22.1, TxCo shall not, and shall procure that any other Relevant Employer shall not, without the prior consent of the BBC (which shall not be unreasonably withheld or delayed), increase or decrease at any time after either party has served notice pursuant to Clause 2.2 the number of Employees either such that the total number of Employees or the total cost per annum to TxCo and each other Relevant Employer of employing all Employees is increased or such that the total number of Employees is decreased, in each case, by more than 5 per cent during any period of 12 months.

23   NOTICES

     23.1 Any notice to be served by either party shall be in writing and shall be sent to the following addresses:

            TxCo    Chief Executive Officer
                    Castle Transmission Services Ltd
                    Warwick Technology Park
                    Heathcote Lane
                    Warwick CV34 5DS
                    Fax No: 01926 416441.

            BBC     Director of Policy and Planning
                    British Broadcasting Corporation
                    Broadcasting House
                    London W1A 1AA
                    Fax No: 0171 436 0393

     23.2 Any notice, invoice or other document which may be given by either party under this Agreement will be deemed to have been duly given if left at or sent by post (whether by letter or, where the parties agree in writing, in any other form) or facsimile transmission to the address set out above or to any other address notified to each other in writing in accordance with this Clause as an address to which notices, invoices and other documents may be sent. Any such communication will be deemed to have been made to the other party:

            23.2.1  if sent by hand, when delivered;

            23.2.2 if sent by post, 72 hours after the envelope containing such notice was posted; or

            23.2.3 if sent by facsimile, when the transmission of the facsimile is confirmed delivered complete, if delivered on a business day, or, if not, at 9.30 a.m. (British Standard Time) on the next business day.

     For the purposes of this Clause, "business day" means 9 a.m. to 5 p.m. Monday to Friday every week of the year except for English public holidays, It is further agreed that notices sent by facsimile will also be confirmed by sending a signed copy by post, the copy to be posted within 24 hours of sending the facsimile.

24   NON-SOLICITATION

     Neither the BBC nor TxCo shall solicit or endeavour in any way to solicit the services of or offer employment or engage any employee of the other involved in the provision or monitoring of the Services or the services provided under the R&D Services Agreement while, engaged, or within 12 months of his ceasing to be engaged, in carrying out any obligations under this Agreement without the prior written consent of the other. This prohibition shall not prevent either party advertising for staff in the national, local or industry press, or, whilst TxCo remains a subsidiary of the BBC, recruiting or endeavouring to recruit staff in accordance with the internal recruitment procedures of the BBC. If any BBC or TxCo employee responds to such advertisement or in accordance with the relevant BBC internal recruitment procedure, the relevant party can, if it wishes, employ such person.

25   RESTRICTIVE TRADE PRACTICES

     Notwithstanding any other provision of this Agreement, no provision of this Agreement which is of such a nature as to make this Agreement liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars thereof have been duly furnished to the Director General of Fair Trading.

26   WHOLE AGREEMENT

     This Agreement supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement and, together with its Schedules and Annexes and the Teleswitching Agreement, contains the whole agreement between the par-ties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. Each of the parties acknowledges that it has not been induced to enter into this Agreement by a representation, warranty or undertaking not expressly incorporated into it. So far as permitted by law and except in the case of fraud, the parties agree and acknowledge that their only rights and remedies in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement, to the exclusion of all other rights and remedies (including those in tort, or arising under statute).

27   VALUE ADDED TAX

     27.1 All sums due to either party under this Agreement are exclusive of VAT thereon, if any, which shall be charged in addition thereto in accordance with the relevant law in force at the time of making the relevant taxable supply and shall be payable by the paying party only against receipt from the other of a valid VAT invoice in respect thereof.

     27.2 Where under this Agreement one party has agreed to reimburse or indemnify the other in respect of any payment made or cost incurred by the other, then the first party shall also reimburse any VAT paid by the other which forms part of its payment or costs incurred to the extent that such VAT is not available for credit for the other or for the representative member of the other's VAT group under Sections 25 and 26 of the Value Added Tax Act 1994 (or any replacement or equivalent provision).

28   PARENT COMPANY GUARANTEE

     Cable Transmission Services (Holdings) Limited will enter into a guarantee in the form set out in Schedule 11.

29   JURISDICTION

     This Agreement will be governed by and construed and interpreted in accordance with English law, and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

     In witness whereof this document has been executed as a Deed the day and year first before written.

In witness whereof this document has been executed as a Deed the day and year first before written.

THE COMMON SEAL of the BRITISH
BROADCASTING CORPORATION was
hereunto affixed in the presence of:


Director


Recorder Officer



THE COMMON SEAL of CASTLE
TRANSMISSION SERVICES LIMITED
was hereunto affixed in the presence of:



Director



Secretary

                                  SCHEDULE 1

[*] (represents pages 1-23)


[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 2

[*] (represents pages 24-30)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 3

[*] (represents pages 31-40)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 4

[*] (represents pages 41-109)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 5

                   Fault Reporting and Planned Interruptions

                                                                        Page No.

1.   Introduction                                                         111

2.   Services Messages                                                    111

3.   Planned Work Messages                                                112

4.   Classification of Faults                                             113

5.   Response Times                                                       114

6.   Interleaved DAB and VHF Antennas                                     115

7.   Service Codes                                                        115

                                  SCHEDULE 5

[*] (represents pages 111-121)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 6

[*]

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 7

[*]

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 8

[*]

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 10

[*] (represents pages 144-189)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                 SCHEDULE 11

                    Dated                     February 1997





                CASTLE TRANSMISSION SERVICES (HOLDINGS) LIMITED


                                      and


                     THE BRITISH BROADCASTING CORPORATION



                               DEED OF GUARANTEE



                              LINKLATERS & PAINES
                               Barrington House
                             59-67 Gresham Street
                                London EC2V 7JA

                              Tel:  0171-606 7080

                                   JMC/KMTM

     THIS DEED OF GUARANTEE ("GUARANTEE") is made the          day of February
     1997 BETWEEN:

     (1) CASTLE TRANSMISSION SERVICES (HOLDINGS) LIMITED, a company incorporated on 27 August 1996 (with registration number 3242381) and whose registered office is at Kempson House, Camomile Street, London EC3A 7AN (the "GUARANTOR"); and

     (2) THE BRITISH BROADCASTING CORPORATION, a corporation incorporated under Royal Charter, whose principal office is at Broadcasting House, Portland Place, London W1A 1AA (the "BBC").

     WHEREAS:

     (A) Castle Transmission Services Limited ("CTS") is a company incorporated on 9 May 1996 (with registration number 3196207) and whose registered office is at Barrington House, 59-67 Gresham Street, London EC2V 7JA.

     (B) By an agreement (the "SALE AGREEMENT") of 23 January 1997 and made between the BBC as seller and Castle Transmission Services (Holdings) Limited as purchaser, the BBC has agreed to sell and Castle Transmission Services (Holdings) Limited agreed to buy the entire share capital of CTS.

     (C) By an agreement (the "TRANSMISSION AGREEMENT") of February 1997 between the BBC and CTS, CTS has agreed to provide certain transmission and related services to the BBC.

     (D) CTS is a wholly owned subsidiary company of the Guarantor as defined in the Companies Act 1985.

     (E) In consideration, inter alia, for the entry of the BBC into the Sale Agreement, the Guarantor has agreed to guarantee (upon and subject to the terms set out in this Guarantee) the due performance and observance by CTS of all its obligations under the Transmission Agreement.

     IN CONSIDERATION of the BBC having agreed to enter into the Sale Agreement, IT IS HEREBY AGREED as follows:

 1   DEFINITIONS

     In this Guarantee terms and expressions defined in the Transmission Agreement shall, save where the context otherwise requires, have the same meanings herein.

 2   GUARANTEE OF PERFORMANCE

2.1 The Guarantor hereby unconditionally and irrevocably guarantees to the BBC the due and punctual performance and observance by CTS of all the obligations of CTS under and pursuant to the Transmission Agreement and agrees to indemnify the BBC (on an after tax basis) against all losses, liabilities, costs, charges, expenses, actions, proceedings, claims and demands which the BBC may suffer through or arising from any breach by CTS of its obligations under and pursuant to the Transmission Agreement. Without prejudice to the provisions of Clause 3 of this Guarantee, the amount which the BBC shall be entitled to recover from the Guarantor hereunder in respect of or arising from any breach or default by CTS in the performance of its obligations or liabilities under or pursuant to the Transmission Agreement shall not exceed the amount for which CTS itself is or would be liable in respect of such breach or default, save that the foregoing limitation does not apply in respect of costs and expenses incurred by the BBC in enforcing the Guarantor's obligations under this Guarantee.

2.2 If and whenever CTS defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to the Transmission Agreement, the Guarantor shall upon demand perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed in the Transmission Agreement and so that the same benefits shall be conferred on the BBC as it would have received if such obligation had been duly performed and satisfied by CTS.

3    PRIMARY OBLIGATION

3.1 The Guarantor is deemed to be a principal debtor in respect of its obligations under this Guarantee and not merely a surety and accordingly shall not be discharged nor shall its liability be affected by any act, omission or means whereby it would not have been discharged or its liability would not have been affected if it had been a principal debtor.

3.2  The BBC shall not be obliged, before enforcing this Guarantee, to have:

     3.2.1  taken any action or proceedings against CTS; or

     3.2.2  obtained any judgment against CTS; or

     3.2.3 proven in any winding-up of CTS or agreed with CTS (or any administrator, liquidator, receiver or similar person) the amount of any liability of CTS, to the BBC; or

     3.2.4 enforced any other security held by it in respect of the obligation of CTS under the Transmission Agreement; or

     3.2.5 exercised, levied or enforced any distress, diligence or other process of execution against CTS.

3.3 This Guarantee shall be in addition to, and not in substitution for, any rights or remedies that the BBC may have against CTS, arising under or in respect of the Transmission Agreement or otherwise and may be enforced without first having recourse to any such rights.

3.4 The liability of the Guarantor under this Guarantee shall not be diminished by any matter (including without limitation any amendment to or variation of the Transmission Agreement, or any assignment of this Guarantee or any administration or winding-up order) that might restrict the ability of the BBC to bring any action or proceedings against CTS.

4    CONTINUING GUARANTEE

4.1 This Guarantee shall be a continuing guarantee and shall continue in force and effect irrespective of the enforceability of any other provision of the Transmission Agreement.

4.2 Neither the winding-up, liquidation, dissolution, bankruptcy or any other disability, limitation, incapacity, event or circumstance in relating to the Guarantor or CTS nor any change in their respective certificates of incorporation, memorandum and articles of association, status, function, control or ownership shall terminate the liability under this Guarantee.

4.3 This Guarantee shall terminate when all obligations to be performed or discharged by CTS under the Transmission Agreement have been irrevocably performed or discharged.

4.4 This Guarantee is in addition to and without prejudice to and not in substitution for or derogation of any other rights or security held by the BBC or any person for whose benefit this Guarantee is given in respect of the performance and observance of the obligations of CTS under the Transmission Agreement and shall extend to any costs, charges and expenses reasonably incurred by the BBC in enforcing or seeking to enforce this Guarantee.

5    REPRESENTATIONS AND WARRANTIES

     The Guarantor hereby represents and warrants to the BBC that:

5.1 it has an issued and fully paid-up share capital of at least (pounds) 102 million;

5.2 it has the power to enter into, perform and comply with all of its obligations under this Guarantee;

5.3 the execution and performance of this Guarantee does not breach its constitutional documents or any agreement by which it is bound;

5.4 this Guarantee has been duly authorised by it and all necessary consents and authorisations required by it in relation to this Guarantee have been obtained and are in force; and

5.5 all other actions, conditions and things required to be taken, fulfilled and done in order to enable it lawfully to enter into and exercise its rights and perform and comply with its obligations under this Guarantee, have been taken, fulfilled and done.

6    ASSIGNMENT AND SUCCESSORS

6.1 The BBC shall be entitled to assign the benefit of this Guarantee to any firm, person or company to whom or to which the BBC shall make an assignment of its interest under the Transmission Agreement;

6.2 The Guarantor shall not assign or otherwise transfer, dispose of or part with any of its rights or obligations under this Guarantee to any person or deal in any other manner with this Guarantee without the prior written consent of the BBC. Any purported assignment in violation of this sub-Clause 6.2 shall be ineffective.

7    JURISDICTION

7.1 Other than as set out above this Guarantee will be governed by and construed and interpreted in accordance with English law, and the parties will be subject to the non-exclusive jurisdiction of the English courts.

8    NOTICES

8.1 Any notice to be served by either party shall be in writing and shall be sent to the following addresses:

     Guarantor  Castle Transmission Services (Holdings) Limited
                  c/o Castle Tower Corporation
                  510 Bering Drive, Suite 310
                  Houston
                  Texas 77057
                  USA
                  Fax: + 1 713 974 1926
                  Attention: Ted B. Miller Jr

                  with a copy to:-

                  Norton Rose
                  Kempson House
                  P O Box 750
                  Camomile Street
                  London EC3A 7AN
                  Fax: 0171 283 6500
                  Attention: Alan Crookes

     BBC          British Broadcasting Corporation
                  Broadcasting House
                  Portland Place
                  London W1A 1AA
                  Fax: 0171 765 3500
                  Attention: Bob Phillis - Deputy Director General

                  with a copy to:-

                  British Broadcasting Corporation
                  Broadcasting House
                  Portland Place
                  London W1A 1AA
                  Fax: 0171 765 4381
                  Attention: Gareth Roscoe - Legal Adviser

8.2 Any notice, invoice or other document which may be given by either party under this Guarantee will be deemed to have been duly given if left at or sent by post (whether by letter or, where the parties agree in writing, in any other form) or facsimile transmission to the address set out above or to any other address notified to each other in writing in accordance with this clause as an address to which notices, invoices and other documents may be sent. Any such communication will be deemed to have been made to the other party.

     8.2.1  if sent by hand, when delivered;

     8.2.2 if sent by post, 72 hours after the envelope containing such notice was posted; or

     8.2.3 if sent by facsimile, when the transmission of the facsimile is confirmed delivered complete (if delivered on a business day) or if not at 9:30 a.m. (British Standard Time) on the next business day.

     For the purposes of this Clause business day means 9 a.m. to 5 p.m. Monday to Friday every week of the year except for English public holidays. It is further agreed that notices sent by facsimile will also be confirmed by sending a signed copy by post, the copy to be posted within 24 hours of sending of the facsimile.

     IN WITNESS whereof this document has been executed as a deed on the day and year first before written.


SIGNED AS A DEED BY                    )
CASTLE TRANSMISSION SERVICES           )
(HOLDINGS) LIMITED ACTING BY           )

Director                               )


and                                    )


Director/Secretary



SIGNED BY


for and on behalf of                   )
THE BRITISH BROADCASTING               )
CORPORATION                            )

                                  SCHEDULE 12

[*] (represents pages 192-285)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                    ANNEX 2

[*] (represents pages 1-12)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  Appendix 1

              Population Coverage Figures for the UHF Television
                             Transmission Network

[*] (represents pages 1-11)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  Appendix 2

                 Population Coverage Figures for the FM Radio
                             Transmission Network

                    (National, Regional and Local Services)

[*] (represents pages 1-7)

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  Appendix 3

                    Population Coverage Figures for the DAB
                             Transmission Network

                               (27-Station Plan)

[*]

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  Appendix 4

                Population Coverage Figures for the LF/MF Radio
                       Transmission Network for Radio 4

[*]

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.

                                  Appendix 5

                 Population Coverage Figures for the MF Radio
                     Transmission Network for Radio 5 Live

[*]

[*] indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been Filed with the Securities and Exchange Commission separately.